Exhibit 2.1 AGREEMENT AND PLAN OF MERGER dated as of June 15, 2026 among SIMULATIONS PLUS, INC., SP EVOLUTION HOLDCO II, LLC and SP EVOLUTION BIDCO II, LLC

AGREEMENT AND PLAN OF MERGER AGREEMENT AND PLAN OF MERGER (as amended in accordance with the terms and conditions hereof, this “Agreement”) dated as of June 15, 2026, among Simulations Plus, Inc., a California corporation (the “Company”), SP Evolution HoldCo II, LLC, a Delaware limited liability company (“Parent”), and SP Evolution BidCo II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”). W I T N E S S E T H : WHEREAS, the board of directors of the Company (the “Board of Directors”) has unanimously (a) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, on the terms and subject to the conditions set forth herein, are fair to and in the best interests of the Company and its shareholders, (b) declared this Agreement and the transactions contemplated by this Agreement, including the Merger, advisable, (c) approved this Agreement, the execution and delivery by the Company of this Agreement, the performance by the Company of the agreements contained herein and the consummation of the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions contained herein, (d) subject to Section 6.04 and Article 10 hereof, directed that the adoption of this Agreement be submitted to a vote at a meeting of the Company’s shareholders and (e) resolved, subject to Section 6.04(b) hereof, to recommend adoption of this Agreement and the transactions contemplated by this Agreement, including the Merger, to the shareholders of the Company; WHEREAS, the sole member of Parent and Parent, as the sole member of Merger Sub, have (a) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, on the terms and subject to the conditions set forth herein, are fair to and in the best interests of Parent and Merger Sub, (b) declared this Agreement and the transactions contemplated by this Agreement, including the Merger, advisable and (c) approved this Agreement, the execution and delivery of this Agreement, the performance of their respective agreements contained herein and the consummation of the transactions contemplated by this Agreement, including the Merger, on the terms and subject to the conditions contained herein; WHEREAS, as an inducement to the Company’s willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, each of the parties set forth on Exhibit A (the “Guarantors”) has delivered to the Company (a) a limited guarantee (the “Limited Guarantee”), pursuant to which the Guarantors have agreed to guarantee certain of the obligations of Parent and Merger Sub hereunder, subject to the terms and conditions of the Limited Guarantee, and (b) the Equity Commitment Letter (as defined below) pursuant to which the Guarantors have agreed to provide to Parent on the Closing Date the Equity Financing (as defined below), subject to the terms and conditions of the Equity Commitment Letter; and WHEREAS, as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, Dr. Walter Woltosz, Parent, and Merger Sub have entered into a voting and support agreement (the “Voting Agreement”) in connection with the transactions contemplated by this Agreement. NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

2 ARTICLE 1 DEFINITIONS Section 1.01. Definitions. As used herein, the following terms have the following meanings: “1933 Act” means the Securities Act of 1933. “1934 Act” means the Securities Exchange Act of 1934. “Acceptable Confidentiality Agreement” means a confidentiality agreement that contains terms, with respect to confidentiality and use, taken as a whole, that are not materially less restrictive to the Company’s counterparty thereto than those contained in the NDA, provided that such confidentiality agreement need not contain any standstill or otherwise prohibit the making of an Acquisition Proposal. “Acquisition Proposal” means (other than the Merger) any indication of interest, proposal or offer from any Person or group, other than Parent, Merger Sub or any of their Affiliates, relating to any (i) direct or indirect acquisition, purchase or license (whether in a single transaction or a series of related transactions) of assets of the Company or its Subsidiaries (including securities of the Company’s Subsidiaries) equal to fifteen percent (15%) or more of the consolidated assets of the Company, or to which fifteen percent (15%) or more of the revenues or earnings of the Company on a consolidated basis are attributable, (ii) direct or indirect acquisition or issuance (whether in a single transaction or a series of related transactions) of (1) fifteen percent (15%) or more of any class of equity or voting securities of the Company or (2) any equity or voting securities of the Company or any of the Company’s Subsidiaries representing, directly or indirectly, fifteen percent (15%) or more of the consolidated assets of the Company or fifteen percent (15%) or more of the revenues or earnings of the Company and its Subsidiaries on a consolidated basis, (iii) tender offer or exchange offer or other similar transaction (whether in a single transaction or a series of related transactions) that, if consummated, would result in such Person or group beneficially owning (1) fifteen percent (15%) or more of any class of equity or voting securities of the Company or (2) any equity or voting securities of the Company or any of the Company’s Subsidiaries representing, directly or indirectly, fifteen percent (15%) or more of the consolidated assets of the Company and its Subsidiaries or fifteen percent (15%) or more of the revenues or earnings of the Company and its Subsidiaries on a consolidated basis, (iv) merger, consolidation, share exchange, business combination, joint venture, reorganization, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, under which such Person or group would acquire, directly or indirectly, (A) assets (including securities of the Company’s Subsidiaries) equal to fifteen percent (15%) or more of the consolidated assets of the Company and its Subsidiaries, or to which fifteen percent (15%) or more of the revenues or earnings of the Company and its Subsidiaries on a consolidated basis are attributable, or (B) beneficial ownership of (1) fifteen percent (15%) or more of any class of equity or voting securities of the Company or (2) any equity or voting securities of the Company or any of the Company’s Subsidiaries representing, directly or indirectly, fifteen percent (15%) or more of the consolidated assets of the Company and its Subsidiaries or fifteen percent (15%) or more of the revenues or earnings of the Company and its Subsidiaries on a consolidated basis, or (v) any combination of the foregoing. “Adverse Recommendation Change” has the meaning set forth in Section 6.04(a)(iii). “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that (i) for purposes of this Agreement, Parent and Merger Sub shall be deemed not to be Affiliates of the Company and vice versa, and (ii) other than the Guarantors and their direct or indirect Subsidiaries involved in the transactions contemplated by this Agreement (including Parent and Merger Sub), none of the Affiliates of the Guarantors shall be deemed to be “Affiliates” of Parent and Merger Sub (or, following the Closing, the Surviving Corporation or any

3 of its Subsidiaries). For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise. “Agreement” has the meaning set forth in the Preamble. “AI” or “Artificial Intelligence” means any and all artificial or augmented intelligence, machine learning, deep learning, self-improving, and/or predictive analytics, or any Software, algorithm, hardware, or other tool that makes decisions based on rules or statistics learned from example data (such as prediction, simulation, optimization, natural language processing, and other augmented or artificial intelligence techniques). “AI Inputs” means any and all of the following that are, in whole or in part, used or relied upon, or licensed, sold, otherwise provided or accessed, by or to the AI, including but not limited to, data, writings, works of authorship, graphics, pictures, recordings, any electronic or other information, text or numerals, audio or visual content, or materials of any nature or description. “AI Outputs” means any and all services, products, data, writings, works of authorship, graphics, pictures, recordings, electronic or other information, text or numerals, audio or visual content, or materials of any nature or description generated or derived by or on behalf of the Company, from Company AI or AI Inputs, where such outputs are used by the Company and/or licensed, sold, provided to, or otherwise made available or accessible by the Company to any Third Party. “Alternative Financing” has the meaning set forth in Section 7.05(b). “Anti-Corruption Law” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other Applicable Law related to bribery, corruption or money laundering. “Antitrust Division” has the meaning set forth in Section 8.01(b). “Applicable Law” means, with respect to any Person, any domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, act, statute, code, rule, regulation, Order, injunction, judgment, decree, writ, award, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person. “Balance Sheet Date” has the meaning set forth in Section 4.10. “Board of Directors” has the meaning set forth in the Recitals. “Business Day” means a day, other than Saturday, Sunday or other day on which the SEC or commercial banks in New York, New York are authorized or required by Applicable Law to close. “California Certificate of Merger” has the meaning set forth in Section 2.01(c). “Cancelled Shares” has the meaning set forth in Section 2.02(b). “Capitalization Date” has the meaning set forth in Section 4.05(a). “CBA” has the meaning set forth in Section 4.20(a). “Certificated Shares” has the meaning set forth in Section 2.03(a).

4 “Certificates” has the meaning set forth in Section 2.03(a). “CGCL” means the General Corporation Law of the State of California. “Chosen Courts” has the meaning set forth in Section 11.08. “Closing” has the meaning set forth in Section 2.01(b). “Closing Date” has the meaning set forth in Section 2.01(b). “Code” means the U.S. Internal Revenue Code of 1986. “Commitment Letters” means the Equity Commitment Letter and the Debt Commitment Letter. “Company” has the meaning set forth in the Preamble. “Company AI” means any and all AI that is used or held for use by the Company, including all AI that is (i) a component of, utilized in, or necessary to enable, any Company Product and/or the Proprietary Software; and (ii) any and all AI used by the Company in connection with the operation of its business and the Company’s provision of its products and services. “Company Balance Sheet” means the unaudited consolidated balance sheet of the Company as of the Balance Sheet Date, and the footnotes thereto set forth in the Company’s quarterly report on Form 10- Q for the fiscal quarter ended February 28, 2026. “Company Cash on Hand” shall mean, as of the Closing, all cash of the Company and its Subsidiaries, excluding any cash that is not freely usable because it is subject to restrictions, limitations, deposits on behalf of any other Person, or any check, money order, draft, wire transfer or similar negotiable instrument that has been issued by the Company or any of its Subsidiaries but that is uncashed or uncleared as of the Closing. “Company Common Shares” has the meaning set forth in Section 4.05(a). “Company Contract” means any written agreement, lease, license, contract, note, mortgage, indenture, arrangement or any other obligation; in each case legally binding upon the Company or any of its Subsidiaries. “Company Disclosure Schedule” means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by the Company to Parent and Merger Sub or their Representatives. “Company Equity Plan” means the Company’s 2021 Equity Incentive Plan, as amended from time to time. “Company Financial Statements” has the meaning set forth in Section 4.08. “Company Intellectual Property” means any and all Intellectual Property, AI, and AI Outputs that are used or held for use by the Company for the conduct of the business as currently conducted, including any and all: (a) Company-Owned Intellectual Property; (b) Company AI; and (c) IP Licenses. “Company Material Adverse Effect” means any Effect that, individually or in the aggregate, (a) has had, or would reasonably be expected to have, a material adverse effect on the financial condition, assets, business or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) has

5 prevented, materially impaired or materially delayed, or would reasonably be expected to prevent, materially impair or materially delay, the ability of the Company to perform its obligations hereunder or consummate the Merger or the other transactions contemplated hereby, in each case, excluding any Effect arising out of or resulting from (i) changes or prospective changes in GAAP or the interpretation thereof, (ii) changes or prospective changes in Applicable Law or the interpretation thereof, (iii) general economic, political, regulatory, legal or tax conditions in the United States or any other country or region, including changes in financial, credit, securities, commodities or currency markets (including changes in interest or exchange rates), (iv) changes or conditions generally affecting any of the industries in which the Company or any of its Subsidiaries operates, (v) geopolitical conditions (including the current dispute and conflict between the Russian Federation and Ukraine and the current conflict in Iran and the Middle East, and any evolutions or escalations thereof and any sanctions or other Applicable Laws, directives, policies, guidelines or recommendations promulgated by any Governmental Authority in connection therewith), the outbreak or escalation of hostilities, acts of war, sabotage, terrorism, protests, riots, strikes, global health conditions (including any epidemic, pandemic or disease outbreak) or fires, floods, earthquakes, weather events or other disasters, or any action taken by any Governmental Authority in response to any of the foregoing, (vi) the execution, delivery and performance of this Agreement or the announcement or consummation of the transactions contemplated by this Agreement or the identity of or any facts or circumstances relating to Parent or any of its Affiliates, including the impact of any of the foregoing on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with customers, suppliers, service providers, employees, Governmental Authorities or any other Persons and any shareholder or derivative litigation relating to the execution, delivery and performance of this Agreement or the announcement or consummation of the transactions contemplated by this Agreement, (vii) any actions requested in writing to be taken (or omitted to be taken) by or on behalf of Parent or Merger Sub, (viii) any failure by the Company or any of its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance, (ix) changes in the price or trading volume of the Company Common Shares or any other securities of the Company on the Nasdaq or any other market on which such securities are quoted for purchase and sale or changes in the credit ratings of the Company (it being understood that any underlying facts giving rise or contributing to the failure or changes described in clauses (viii) or (ix) that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be taken into account in determining whether there has been a Company Material Adverse Effect), (x) any actions taken (or omitted to be taken) by the Company or any of its Subsidiaries that are expressly required, contemplated or permitted to be taken (or omitted to be taken) pursuant to this Agreement, including any actions required under this Agreement to obtain any approvals, consents, registrations, permits, authorizations and other confirmations under applicable Competition Laws for the consummation of the Merger or (xi) any Effect arising out of any of the matters disclosed on Section 1.01(a) of the Company Disclosure Schedule, except, with respect to clauses (i), (ii), (iii), (iv) and (v), to the extent that such Effect is disproportionately adverse to the Company and its Subsidiaries relative to other similarly sized and situated companies in the industry or industries in which the Company and its Subsidiaries operate, in which case only the incremental disproportionate adverse Effect may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur. “Company Option” means an option to purchase Company Common Shares granted under the Company Equity Plan. “Company-Owned Intellectual Property” means any and all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries or exclusively licensed to the Company or any of its Subsidiaries, including any Registered Intellectual Property, Proprietary Software, and any Company AI.

6 “Company Plan” means any material “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA) and each other employment agreement, bonus, incentive, termination, severance, separation, change in control, retention, profit-sharing, pension, retirement, deferred compensation, equity or equity-based, health or other welfare, disability, post-employment welfare or other compensation or benefit plan, program, policy or agreement, in each case that is sponsored, maintained, contributed to or required to be contributed to by the Company, any of its Subsidiaries or any ERISA Affiliate for the benefit of any Company Service Provider, other than any such plan, policy or agreement that is (i) an offer letter providing for at-will employment with no severance, (ii) statutorily mandated or (iii) implemented, administered or operated by any Governmental Authority. “Company Preferred Shares” has the meaning set forth in Section 4.05(a). “Company Product” means all current products and services, including any Software, licensed out, distributed, made available, offered online, offered for sale, or sold by or on behalf of the Company as of the date hereof (including through resellers and other channel partners) and/or from which the Company derived revenue in the past three (3) years. “Company Recommendation” has the meaning set forth in Section 4.02(b). “Company Related Parties” has the meaning set forth in Section 10.03(b). “Company SEC Documents” has the meaning set forth in Section 4.07(a). “Company Securities” has the meaning set forth in Section 4.05(b). “Company Service Provider” means any current or former employee, officer, director or individual independent contractor of the Company or any of its Subsidiaries, in each case who is retained directly by the Company or its applicable Subsidiary (and not indirectly through any Third Party entity, staffing company or other Person). “Company Shareholder Approval” has the meaning set forth in Section 4.02(a). “Company Shareholders Meeting” has the meaning set forth in Section 6.02. “Company Subsidiary Securities” has the meaning set forth in Section 4.06(b). “Company Technology” means all Software (including Company Products), computer hardware (whether general or special purpose), computing devices, all electronic data processing, record keeping, communications and telecommunications systems, and all networks, interfaces, platforms, servers, peripherals, and computer systems, including any outsourced systems and processes that are owned or used by or for the Company or any of its Subsidiaries in the conduct of its business. “Company Termination Fee” has the meaning set forth in Section 10.03. “Compensation Committee” has the meaning set forth in Section 2.05(b). “Competition Laws” means the HSR Act and all other Applicable Laws that are designed or intended to prohibit, restrict or regulate foreign investment or mergers or acquisitions, antitrust, monopolization, lessening of competition or restraint of trade.

7 “Continuing Employee” means each individual whose employment or service relationship with the Company, any of its Subsidiaries, the Surviving Corporation or any of their respective Affiliates, or with any Third Party professional employer organization for the benefit of any of the foregoing, continues as of immediately after the Effective Time. “Contributor” has the meaning set forth in Section 4.15(g). “Contributor Agreement” has the meaning set forth in Section 4.15(g). “D&O Insurance” has the meaning set forth in Section 7.03(d). “Debt Commitment Letter” means the debt commitment letter, dated as of the date hereof, between Parent or an Affiliate thereof and the applicable Debt Financing Sources party thereto (including all exhibits, annexes, schedules, term sheets and executed fee letters related thereto (which fee letters may contain customary redactions) attached thereto or contemplated thereby), as the same may be amended, supplemented or replaced in compliance with this Agreement or pursuant to Section 7.05 following a Financing Failure Event, pursuant to which the Debt Financing Sources party thereto have agreed, subject only to the applicable conditions set forth therein, to provide or cause to be provided the Debt Financing set forth therein for the purposes of financing (together with the proceeds of the Equity Financing and other sources of funds immediately available to Parent and Merger Sub) the transactions contemplated by this Agreement. “Debt Financing” means the financing incurred or intended to be incurred pursuant to the Debt Commitment Letter. “Debt Financing Deliverables” means the following items to be delivered in connection with the Debt Financing: (i) at least five (5) Business Days prior to the Closing Date, draft Payoff Documentation, (ii) prior to or concurrently with the Closing, executed Payoff Documentation and (iii) at least three (3) Business Days prior to the Closing Date, documentation and other information reasonably requested at least ten (10) calendar days prior to the Closing Date by the Debt Financing Sources under applicable “know- your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and beneficial ownership regulations (including beneficial ownership certifications as under 31 C.F.R. § 1010.230). “Debt Financing Documents” has the meaning set forth in Section 7.05(b). “Debt Financing Sources” means the Persons that are party to, provide or arrange all or any part of the Debt Financing and/or any additional or replacement lender, arranger, bookrunner, syndication agent, administrative agent, underwriter, initial purchaser, placement agent, trustee or other entity acting in a similar capacity for the Debt Financing, including the entities party to the Debt Commitment Letter, any Person party to any other commitment letters, engagement letters, underwriting agreements, securities purchase agreements, sales agreements, indentures, credit agreements or other agreements entered in connection with the Debt Financing and any of such Person’s Affiliates and any of such Person’s or any of its Affiliates’ respective former, current or future officers, directors, employees, agents, advisors, representatives, shareholders, limited partners, managers, members or partners, and the permitted successor and assigns of the foregoing (but excluding, for the avoidance of doubt, Parent and Merger Sub). “Delaware Certificate of Merger” has the meaning set forth in Section 2.01(c). “Dissenting Share” has the meaning set forth in Section 2.04.

8 “Dissenting Shareholder” has the meaning set forth in Section 2.04. “Divestiture Action” has the meaning set forth in Section 8.01(c). “DLLCA” means the Delaware Limited Liability Company Act. “Effect” means any change, effect, development, circumstance, condition, fact, state of facts, event or occurrence. “Effective Time” has the meaning set forth in Section 2.01(c). “End Date” has the meaning set forth in Section 10.01(b)(i). “Enforceability Exceptions” has the meaning set forth in Section 4.02(a). “Enforcement Expenses” means the costs and expenses (including disbursements and reasonable fees of counsel) incurred in connection with the collection under and enforcement of Section 10.03 or Section 10.04. “Environmental Laws” means any Applicable Laws that have as their principal purpose the protection of the environment. “Equity Commitment Letter” has the meaning set forth in Section 5.10. “Equity Financing” means the equity financing committed pursuant to the Equity Commitment Letter. “ERISA” means the Employee Retirement Income Security Act of 1974. “ERISA Affiliate” means, with respect to a particular Person, any Affiliate of that Person, including to the extent such Affiliate is described in Code § 414(b), (c), (m) or (o) and corresponding Treasury Regulations or otherwise any Person that is considered a single employer with such Person under Section 414 of the Code. “Ex-Im Laws” means all Applicable Laws relating to export, re-export, transfer or import controls (including the Export Administration Regulations administered by the U.S. Department of Commerce, and customs and import laws and regulations administered by U.S. Customs and Border Protection). “Excluded Contracts” has the meaning set forth in Section 4.15(c). “Executive Officers” has the meaning set forth in Section 6.01(m). “FDA” has the meaning set forth in Section 4.17. “Financing” means the Debt Financing and the Equity Financing. “Financing Failure Event” means for any reason, all or any portion of the Debt Financing necessary to fund the Required Funding Amount, when combined with the Equity Financing and/or cash on hand or other sources of funds immediately available to Parent and Merger Sub, becoming unavailable.

9 “FTC” has the meaning set forth in Section 8.01(b). “GAAP” means generally accepted accounting principles in the United States. “Governmental Authority” means any transnational, domestic or foreign federal, state, provincial, local or other governmental, regulatory or administrative authority, department, court, commission, agency or official, including any political subdivision thereof, or the Nasdaq or any self- regulatory organization. “Guarantors” has the meaning set forth in the Recitals. “Hazardous Substance” means any (i) material, substance or waste that is listed, defined or regulated as “hazardous” or “toxic,” or as a “pollutant” or “contaminant” (or words of similar meaning and regulatory effect) under Environmental Laws; and (ii) petroleum, petroleum products, per- and polyfluoroalkyl substances (including PFAs, PFOA, PFOS, Gen X, and PFBs), polychlorinated biphenyls (PCBs), asbestos and asbestos-containing materials, radon, and toxic mold or fungi. “Healthcare Regulatory Laws” has the meaning set forth in Section 4.17. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976. “In-bound License” has the meaning set forth in Section 4.15(c). “In-Licensed Software Components” has the meaning set forth in Section 4.15(d). “Indemnified Person” has the meaning set forth in Section 7.03(a). “Intellectual Property” means the entire right, title, and interest in and to all proprietary rights of every kind and nature however denominated, including any and all rights in, arising out of, or associated with any of the following in any jurisdiction throughout the world: (a) moral rights and copyrights and all works of authorship, whether or not registered or copyrightable; (b) inventions (whether or not patentable), discoveries, trade secrets, business and technical information and know-how, data collections and other confidential and proprietary information and all rights therein; (c) patents and patent applications (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), and all inventions and improvements disclosed therein; (d) Software; (e) trademarks, trade names, service marks, service names, brands, certification marks, trade dress, logos, and other indicia of source or origin, together with the goodwill and activities associated therewith (collectively, “Trademarks”); (f) all domain names, web addresses, web pages, websites and related content, accounts with Twitter, Facebook and other social media companies and the content found thereon and related thereto, and URLs (collectively, “Domain Names”); (g) any and all registrations, applications, continuations, recordings, licenses, common-law rights, and contractual rights relating to any of the foregoing; and (h) all Proceedings and rights to sue at law or in equity for any past, present, or future infringement or other impairment of any of the foregoing, including the right to receive all proceeds and damages therefrom, and all rights to obtain renewals, continuations, divisions, or other extensions of legal protections pertaining thereto. “Internal Controls” has the meaning set forth in Section 4.07(d). “International Plan” means any Company Plan that is not a U.S. Plan. “Intervening Event” has the meaning set forth in Section 6.04(f).

10 “IP Licenses” has the meaning set forth in Section 4.15(c). “IRS” has the meaning set forth in Section 4.19(b). “Knowledge” means (i) with respect to the Company, the actual knowledge of the individuals set forth on Section 1.01(b) of the Company Disclosure Schedule; and (ii) with respect to Parent, the actual knowledge of the individuals set forth on Section 1.01(c) of the Company Disclosure Schedule. “Lease” has the meaning set forth in Section 4.14(b). “Legal Restraint” has the meaning set forth in Section 9.01(b). “Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, deed of trust, easement, encumbrance, exclusive license or other similar adverse claim of any kind in respect of such property or asset. “Limited Guarantee” has the meaning set forth in the Recitals. “Malicious Code” has the meaning set forth in Section 4.15(d). “Material Contract” has the meaning set forth in Section 4.22(a). “Merger” has the meaning set forth in Section 2.01(a). “Merger Consideration” has the meaning set forth in Section 2.02(a). “Merger Sub” has the meaning set forth in the Preamble. “Nasdaq” means the Nasdaq Global Select Market. “NDA” has the meaning set forth in Section 6.03(b). “Non-Cooperation Notice” has the meaning set forth in Section 6.07. “Off-the-Shelf Software” means Software that is (a) generally commercially available and made available or licensed to the Company pursuant to non-negotiated “off-the-shelf,” “shrinkwrap,” or website terms of service that are easily obtainable without material expense; (b) has not been modified or customized for the Company; and (c) has a one-time acquisition cost of less than $30,000 or an annual fee of $30,000 or less. “Open Source Software” means (a) any Software distributed or licensed as free Software, open source Software, or under similar licensing or distribution models; (b) any Software that requires as a condition of use, modification or distribution that such Software or other Software incorporated into, derived from or distributed with such Software: (i) be disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works, or (iii) be redistributable at no charge; and (c) Software approved by the Open Source Initiative which includes Software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL), Copyleft Software, the Artistic License (e.g., PERL); BSD, MIT, the Mozilla Public License, the Netscape Public License; the Sun Community Source License (SCSL); the Sun Industry Source License (SISL) and the Apache Software License.

11 “Order” means any order, writ, injunction, judgment or decree of any Governmental Authority. “Out-bound License” has the meaning set forth in Section 4.15(c). “Parent” has the meaning set forth in the Preamble. “Parent Material Adverse Effect” means any Effect that would reasonably be expected to prevent, materially impair or materially delay the ability of Parent or Merger Sub to perform its obligations hereunder or consummate the Merger or the other transactions contemplated hereby. “Parent Related Parties” means Parent, Merger Sub, the Guarantors and any of their respective Affiliates and all of their respective direct or indirect, former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, Affiliates or assignees of any of the foregoing. “Parent Termination Fee” has the meaning set forth in Section 10.04(b). “Paying Agent” has the meaning set forth in Section 2.03(a). “Payoff Documentation” means customary payoff letters, Lien terminations (including UCC financing statements and release documents suitable for recordation in the United States Patent and Trademark Office, the United States Copyright Office and any other similar domestic or foreign intellectual property office, department, or agency) and instruments of discharge, in each case, in form and substance reasonably satisfactory to Parent and its Debt Financing Sources, indicating the amount (the “Payoff Amount”) required for the pay off, discharge and termination in full on the Closing Date of such indebtedness and Liens of the Company and its Subsidiaries which are required to be discharged, terminated and released substantially concurrently with the Closing pursuant to this Agreement to payoff, discharge and terminate in full such indebtedness and, if such indebtedness is secured by any Liens, agreeing to release (or authorize its designee to release) such Liens upon receipt of the Payoff Amount. “Permit” means each governmental license, permit, franchise, certificate, approval, registration, Order, decree or other similar authorization of a Governmental Authority relating to the assets or business of the Company or its Subsidiaries which is necessary for the conduct of the business as currently conducted. “Permitted Liens” means (a) any Liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the applicable financial statements in accordance with GAAP, (b) vendors’, carriers’, warehousemen’s, mechanics’, materialmen’s, worker’s, repairmen’s or other similar Liens, (c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, (d) gaps in the chain of title evident from the records of the applicable Governmental Authority maintaining such records and other encumbrances of record as of the date of this Agreement, (e) easements, rights-of- way, covenants, restrictions and other encumbrances incurred in the ordinary course of business that, in the aggregate, are not material in amount or that do not, in any case, materially detract from the value or the use of the property subject thereto, (f) statutory landlords’ Liens and Liens granted to landlords under any lease, (g) licenses or sublicenses, covenants not to sue or other grants of Intellectual Property in the ordinary course of business, (h) any purchase money security interests, equipment leases or similar financing arrangements, and (i) with respect to any securities, any restrictions under the 1933 Act or other Applicable Law or restrictions under the organizational documents of the issuer of such securities.

12 “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority or any “group” within the meaning of Section 13(d) of the 1934 Act. “Personal Data” means all data that identifies a specific natural person or, when used in combination with other data elements, is capable of identifying a specific natural person, and further including, without limitation, any information that is defined as “personal data,” “personal information,” “nonpublic personal information,” “protected health information,” “individually identifiable health information,” or “personally identifiable information” under any law applicable to the Company or any Subsidiary of the Company, including applicable Privacy Laws. “Privacy and Data Security Requirements” means all (a) Privacy Laws; (b) the applicable privacy, data protection, and security requirements of contracts by which the Company or any Subsidiary of the Company is bound (including any such contracts that are published privacy policies) (the “Privacy Agreements”); and (c) the terms of any consents, authorizations, waiver of authorization, or other permission pursuant to which Company relies for access, use, disclosure, or has accessed, used, or disclosed, Personal Data (the “Privacy Consents”). “Privacy Laws” means to the extent applicable, any Applicable Laws governing, regulating or protecting the privacy, security, use, disclosure, maintenance, transmission, processing, or breach of Personal Data (including all rules and guidance promulgated thereunder), including: (a) the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, including all binding rules and regulations promulgated thereunder, (b) the Information Blocking Rules at 45 CFR Part 171, (c) state data breach notification laws, state health information privacy laws, state laws governing the use of electronic communications, (e.g., email, text messaging, telephone, paging and faxing), state laws governing the use of information collected online, state laws requiring privacy disclosures to consumers, state laws vesting individuals with rights in or regarding data about such individuals and the use of such data, and state laws regarding the privacy, safeguarding or security of data, including encryption, (d) the Federal Trade Commission Act, (e) the Controlling the Assault of Non-Solicited Pornography and Marketing Act (CAN SPAM Act), (f) the Telephone Consumer Protection Act (TCPA), (g) the Telecommunications Act of 1996, as amended, (h) the Children’s Online Privacy Protection Act (COPPA), (i) the General Data Protection Regulation (EU) 2016/679, (j) the Personal Information Protection and Electronic Documents Act (PIPEDA), (k) Canada’s Anti-Spam Legislation (CASL), (l) the Illinois Biometric Information Privacy Act, (m) the Payment Card Industry Data Security Standards (PCI DSS), and (n) the Americans with Disabilities Act (ADA) and the Web Content Accessibility Guidelines (WCAG). “Proceeding” means any action, claim, charge, complaint, arbitration, mediation, litigation, suit, investigation or other legal proceeding commenced, brought, conducted or heard by or before, any Governmental Authority or arbitrator. “Prohibited Financing Amendments” has the meaning set forth in Section 7.05(b). “Proprietary Software” means any and all Software owned or purported to be owned, in whole or in part, by the Company. “Proxy Statement” has the meaning set forth in Section 8.02(a). “Reciprocal License” means a “copyleft”, “viral”, or other license to Open Source Software that requires as a condition of its use, modification, or distribution such Open Source Software, or other Software incorporated into, derived from, or distributed with such Open Source Software, be: (A) disclosed

13 or distributed in source code form; (B) licensed to a third party for the purpose of making derivatives; or (C) redistributable by such third party at no charge. Reciprocal Licenses include all versions of the GNU General Public License, the GNU Lesser General Public License, the Mozilla Public License, the Common Public License, the GNU Affero General Public License, Common Development and Distribution License, and Eclipse Public License. “Registered Intellectual Property” has the meaning set forth in Section 4.15(b). “Regulatory Permits” has the meaning set forth in Section 4.17. “Representatives” means, with respect to a Person, such Person’s directors, officers, employees, investment bankers, attorneys, accountants, managers, members, consultants and other advisors and representatives acting on such Person’s behalf. “Required Funding Amount” has the meaning set forth in Section 5.10. “Required Regulatory Approvals” means the notices, authorizations, registrations, approvals, Orders, Permits, confirmations and consents from any Governmental Authority that are necessary, proper or advisable in connection with the consummation of transactions contemplated by this Agreement. “Sanctioned Person” means at any time any Person: (i) listed on any Sanctions-related list of designated or blocked Persons (including the Office of Foreign Assets Control’s List of Specially Designated Nationals and Blocked Persons); (ii) ordinarily resident in or organized under the laws of a country, region or territory that is the subject or target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, and the Crimea, Donetsk People’s Republic, and Luhansk People’s Republic regions of Ukraine); or (iii) owned directly or indirectly, fifty percent (50%) or more (in the aggregate) or otherwise controlled by any of the foregoing. “Sanctions” means, collectively, the sanctions and trade embargos imposed, administered or enforced by the United States government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union and its member states, and His Majesty’s Treasury. “SEC” means the U.S. Securities and Exchange Commission. “Software” means all computer software, programs, operating systems, databases, and sets of statements or instructions to be used directly or indirectly in a computing device in order to bring about a certain result, in all forms (including object code, interpreted code, and source code). “Solvent” when used with respect to any Person, means that as of any date of determination (a) the fair value of the assets of such Person and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, contingent, subordinated or otherwise, of such Person and its Subsidiaries on a consolidated basis, (b) the present fair salable value of the property of such Person and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on their debts and liabilities as they become absolute and matured, (c) such Person and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured and become due in the usual course of their affairs and (d) such Person and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the business in which they are engaged as such businesses are now conducted and proposed to be conducted following the Closing Date.

14 “Subsidiary” means, with respect to any Person, (i) any entity of which such Person, directly or indirectly, owns securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other governing body or (ii) any entity in which such Person or any of its Subsidiaries is a general partner or managing member of such other Person. “Superior Proposal” has the meaning set forth in Section 6.04(e). “Surviving Corporation” has the meaning set forth in Section 2.01(a). “Tax” or “Taxes” means any and all U.S. federal, state, local or non-U.S. taxes, imposts, levies, duties, fees or other assessments, including all net income, gross receipts, capital, alternative or add-on minimum, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property, escheat or unclaimed property, and estimated taxes, or other like assessment, duty, impost, fee or charge in the nature of a tax (including withholding on amounts paid to or by any Person), together with any interest, penalty or addition to tax imposed by any Taxing Authority. “Tax Return” means any report, return, document, declaration or other information or filing supplied or required to be supplied to any Taxing Authority with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information, including any amendments thereof and schedules thereto. “Taxing Authority” means any Governmental Authority responsible for the imposition, collection, assessment, or administration of any Tax. “Third Party” means any Person, including as defined in Section 13(d) of the 1934 Act, other than the Company, Parent or any of their respective Affiliates. “Top Customer” means the twenty (20) largest customers of Company’s products or services, measured by aggregate dollar sales recognized by Company during the twelve (12) months starting March 1, 2025 and ending February 28, 2026. “Top Vendor” means the twenty (20) largest suppliers or service providers to the Company, measured by aggregate dollar purchases made by the Company during the twelve (12) months starting March 1, 2025 and ending February 28, 2026. “Treasury Regulations” means the regulations of the U.S. Treasury Department promulgated under the Code (including any successor regulations). “Uncertificated Shares” has the meaning set forth in Section 2.03(a). “U.S. Plan” means any Company Plan that covers Company Service Providers located primarily within the United States. “Voting Agreement” has the meaning set forth in the Recitals. “Willful and Material Breach” means a material breach of this Agreement that results from a willful or deliberate act or failure to act by a party that knows, or would reasonably be expected to have known, that the taking of such act or failure could result in such a material breach.

15 Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and will be ignored in the construction or interpretation hereof. References to “Articles,” “Sections,” “Exhibits,” “Annexes” and “Schedules” are to Articles, Sections, Exhibits, Annexes and Schedules of this Agreement unless otherwise specified. All Exhibits, Annexes and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit, Annex or Schedule but not otherwise defined therein will have the meaning as defined in this Agreement. Any singular term in this Agreement will be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. References to “ordinary course of business” will be deemed to be followed by the words “consistent with past practices” with such practices being interpreted hereunder taking into account the circumstances thereof. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. The word “or” will not be deemed to be exclusive. The word “extent” and the phrase “to the extent” when used in this Agreement will mean the degree to which a subject or other thing extends, and such word or phrase will not simply mean “if.” References to any statute, law or other Applicable Law will be deemed to refer to such statute, law or other Applicable Law as amended from time to time and, if applicable, to any rules, regulations or interpretations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time. References to any Person include the successors and permitted assigns of that Person. References to a “party” or the “parties” mean a party or the parties to this Agreement unless the context otherwise requires. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Except as otherwise expressly set forth herein, all amounts required to be paid hereunder will be paid in United States currency in the manner and at the times set forth herein. Whenever this Agreement requires Merger Sub to take any action, such requirement will be deemed to include an undertaking on the part of Parent to cause Merger Sub to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement will be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action. The parties hereto have participated jointly in the negotiation and drafting of this Agreement, and each has been represented by counsel of its choosing and, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by such parties and no presumption or burden of proof will arise favoring or disfavoring any party due to the authorship of any provision of this Agreement. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America. References to “law,” “laws” or to a particular statute or law will be deemed to also include any Applicable Law. References to documents or information “made available” or “provided” to Parent or similar terms will mean documents or information (i) publicly available on the SEC EDGAR database at least one Business Day prior to the execution of this Agreement, or (ii) uploaded (and accessible to Parent) at least one Business Day prior to the execution of this Agreement in the “Project Evolution” dataroom hosted on Datasite. ARTICLE 2 THE MERGER Section 2.01. The Merger. (a) At the Effective Time, Merger Sub will merge with and into the Company (the “Merger”) in accordance with the CGCL and the DLLCA, whereupon the separate existence of Merger Sub will cease, and the Company will be the surviving corporation as a wholly owned Subsidiary of Parent (the “Surviving Corporation”).

16 (b) Subject to the provisions of Article 9, the closing of the Merger (the “Closing”) will take place through the electronic exchange of the applicable documents and signature pages, using PDFs or electronic signatures, as soon as possible, but in any event no later than three (3) Business Days after the date the conditions set forth in Article 9 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time or on such other date as Parent and the Company may mutually agree in writing. The date on which the Closing actually occurs is referred to herein as the “Closing Date.” (c) At the Closing, the Company and Merger Sub shall file a certificate of merger with the Secretary of State of the State of California (the “California Certificate of Merger”) and a certificate of merger with the Secretary of State of the State of Delaware (the “Delaware Certificate of Merger”) and make all other filings or recordings required by the CGCL and the DLLCA in connection with the Merger. The Merger will become effective upon the later to occur of (i) the California Certificate of Merger is duly filed with the Secretary of State of the State of California, (ii) the Delaware Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or (iii) such later time as is permissible in accordance with the CGCL and the DLLCA and, as the Parties may mutually agree, as specified in the California Certificate of Merger and Delaware Certificate of Merger (the “Effective Time”). (d) From and after the Effective Time, the Surviving Corporation will possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Sub, all as provided under the CGCL. Section 2.02. Conversion of Shares. At the Effective Time, and by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any Company Common Shares or any equity interests of Parent or Merger Sub: (a) Except as otherwise provided in Section 2.02(b) or Section 2.04, each Company Common Share outstanding immediately prior to the Effective Time (including each Company Option, subject to Section 2.05) will automatically be converted into the right to receive $18.50 in cash, without interest (the “Merger Consideration”). As of the Effective Time, all such Company Common Shares will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and will thereafter represent only the right to receive the Merger Consideration to be paid in accordance with Section 2.03, without interest. (b) Each Company Common Share held by the Company as a treasury share or owned by Parent, Merger Sub or any other Subsidiary of Parent immediately prior to the Effective Time (collectively, the “Cancelled Shares”) will be canceled and cease to exist, and no payment will be made with respect thereto. (c) Each membership interest, limited liability company interest or other equity interest of Merger Sub outstanding immediately prior to the Effective Time will be converted into and become one share of common stock of the Surviving Corporation and, except as otherwise provided in Section 2.02(b), will constitute the only outstanding shares of capital stock of the Surviving Corporation. Section 2.03. Surrender and Payment. (a) Prior to the Effective Time, Parent shall appoint an agent reasonably acceptable to the Company (the “Paying Agent”) and Parent shall enter into a paying agent agreement, reasonably acceptable to the Company, with the Paying Agent for the purpose of exchanging for the Merger Consideration as promptly as practicable after the Effective Time (i) certificates representing Company Common Shares (the

17 “Certificates,” and such underlying shares, “Certificated Shares”) or (ii) uncertificated Company Common Shares (the “Uncertificated Shares”). Prior to the Effective Time, Parent shall make available to the Paying Agent the aggregate Merger Consideration to be paid in respect of the Certificated Shares and the Uncertificated Shares; provided, that the Company shall, and shall cause its Subsidiaries to, at the written request of Parent, deposit with the Paying Agent at the Closing such portion of the aggregate Merger Consideration from the Company Cash on Hand as specified in such request. Such cash may be invested by the Paying Agent as directed by Parent; provided (i) that such investments must be in short-term obligations of the United States with maturities of no more than thirty days or guaranteed by the United States and backed by the full faith and credit of the United States or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, (ii) no such investment will relieve Parent or the Paying Agent from making the payments required by this Article 2 and (iii) no such investment will have maturities that could prevent or delay payments to be made pursuant to this Agreement. Any interest or income produced by such investments will be payable to the Surviving Corporation or Parent, as Parent directs. No loss incurred with respect to such investments will decrease the amounts payable pursuant to this Agreement. In the event that the amount of cash held by the Paying Agent is insufficient to pay the aggregate Merger Consideration, Parent will promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount which is equal to the deficiency in the amount required to make all such payments pursuant to Section 2.03(b). The aggregate Merger Consideration as so deposited with the Paying Agent will not be used for any purpose other than to fund payments pursuant to Section 2.03(b), except as expressly provided for in this Agreement (subject to abandoned property escheat or similar Applicable Law). (b) As promptly as practicable after the Effective Time (but no later than three (3) Business Days thereafter), Parent shall send, or shall cause the Paying Agent to send, to each holder of Company Common Shares at the Effective Time a letter of transmittal and instructions (in each case, which will be in a form reasonably acceptable for the Company and finalized prior to the Effective Time, and which will specify that the delivery will be effected, and risk of loss and title will pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Paying Agent) for use in such exchange. Each holder of Company Common Shares that have been converted into the right to receive the Merger Consideration will be entitled to receive, upon (i) surrender to the Paying Agent of a Certificate, together with a properly completed letter of transmittal, or (ii) receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the Merger Consideration payable for each Certificated Share and each Uncertificated Share (less any applicable and permitted withholding). Until so surrendered or transferred, as the case may be, each such Certificated Share or Uncertificated Share will represent from and after the Effective Time for all purposes only the right to receive the Merger Consideration. No interest will be paid or will accrue on the cash payable upon surrender of any such Company Common Shares. (c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it will be a condition to such payment that: (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred; and (ii) the Person requesting such payment shall pay to the Paying Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Paying Agent that such Taxes have been paid or are not payable.

18 (d) At the Effective Time, the share transfer books of the Company will be closed, and there will be no further registration of transfers of Company Common Shares. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation or the Paying Agent, they will be canceled and exchanged for the Merger Consideration provided for by, and in accordance with the procedures set forth in, this Article 2. (e) Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.03(a) (and any interest or other income earned thereon) that remains unclaimed by the holders of Company Common Shares twelve (12) months after the Effective Time will be returned to Parent, upon demand, and any such holder who has not exchanged such Company Common Shares for the Merger Consideration in accordance with this Section 2.03 prior to that time will thereafter look only to Parent for payment of the Merger Consideration in respect of such Company Common Shares without any interest thereon, if paid in accordance with this Agreement. Notwithstanding the foregoing, none of Parent, the Surviving Corporation or the Paying Agent will be liable to any holder of Company Common Shares for Merger Consideration delivered to a Governmental Authority pursuant to any applicable abandoned property, escheat or similar Applicable Law. Section 2.04. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any Company Common Share that is issued and outstanding immediately prior to the Effective Time and that is or becomes a “dissenting share” within the meaning of Section 1300(b) of the CGCL (such share being a “Dissenting Share,” and the holder of such share being a “Dissenting Shareholder”) shall not be converted into the right to receive the consideration to which the holder of such share would be entitled pursuant to Section 2.02(a), but rather shall be entitled to only such rights as are granted by the CGCL to Dissenting Shares. At the Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of the CGCL. Notwithstanding the provisions of Section 2.02(a), if any Dissenting Shares shall lose their status as such (through failure to perfect or otherwise), or a court of competent jurisdiction shall determine that a Dissenting Shareholder is not entitled to relief provided under the CGCL then, as of the later of the Effective Time and the occurrence of such event, such Dissenting Shares shall automatically be converted into and represent only the right to receive the consideration for Company Common Shares set forth in Section 2.02(a), without interest, and at such times and subject to such terms and conditions as are set forth in this Agreement. The Company shall give Parent (i) prompt notice of any written demand for dissenters’ rights received by the Company pursuant to the applicable provisions of the CGCL, and (ii) the opportunity to participate in all negotiations and Proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands or offer to settle or settle any such demands. Any communication to be made by the Company to any Dissenting Shareholder shall be submitted to Parent in advance and shall not be presented to any Dissenting Shareholder prior to the Company receiving Parent’s prior written consent. Section 2.05. Treatment of Company Options. (a) Effective as of immediately prior to the Effective Time, each Company Option that is outstanding immediately prior to the Effective Time shall, automatically and without any action on behalf of the holder thereof, immediately vest and be canceled and converted into the right to receive an amount in cash (without interest) equal to (i) the number of Company Common Shares subject to such Company Option immediately prior to the Effective Time multiplied by (ii) the excess, if any, of the Merger Consideration over the applicable exercise price per share of Company Common Shares subject to such award of Company Options. At the Effective Time, each Company Option that has an exercise price per Company Common Share as of immediately prior to the Effective Time that is greater than or equal to the Merger Consideration, shall, in each case, be automatically, without any action on the part of Parent, Merger

19 Sub, the Company or the holder thereof, canceled for no consideration. The amounts described in this Section 2.05 shall be deemed to have been paid in full satisfaction of any and all rights pertaining to the Company Options. (b) At or prior to the Effective Time, the compensation committee of the Board of Directors (the “Compensation Committee”) or the Board of Directors, as applicable, shall adopt resolutions and take any actions that are necessary to effectuate the treatment of the Company Options pursuant to this Section 2.05. As soon as practicable following the date hereof and in all events prior to, and contingent upon, the Effective Time, the Company shall cause the Company Equity Plan to terminate at or prior to the Effective Time. (c) All payments due under this Section 2.05 shall be made at or as soon as practicable after the Effective Time (and in no event later than the next regularly scheduled payroll run of the Company or Surviving Corporation that is at least five (5) Business Days following the Closing Date), pursuant to the Company’s or the Surviving Corporation’s ordinary payroll practices, and will be subject to any applicable withholding. Section 2.06. Adjustments. If, during the period between the date of this Agreement and the Effective Time, the Company’s capital shares shall have changed into a different number or class of shares by reason of any reclassification, recapitalization, share split or combination, exchange or readjustment of shares, or any share dividend thereon with a record date during such period, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be equitably adjusted to provide the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Section 2.06 shall be construed to permit any party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement. Section 2.07. Withholding Rights. Notwithstanding anything to the contrary herein, the Company, the Surviving Corporation and any of their Affiliates or agents (including the Paying Agent) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted or withheld under the Code or any other Applicable Law relating to Taxes. Any amounts so deducted or withheld shall, to the extent paid over to the appropriate Taxing Authority, be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made. Section 2.08. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and, if required by the Surviving Corporation, Parent or the Paying Agent, the posting by such Person of a bond in a customary amount as Parent or the Paying Agent may reasonably require as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent shall pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Company Common Shares represented by such Certificate, as contemplated by this Article 2. ARTICLE 3 THE SURVIVING CORPORATION Section 3.01. Certificate of Incorporation. At the Effective Time, and by virtue of the Merger, the certificate of incorporation of the Surviving Corporation shall be amended and restated as set forth in Exhibit B, and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until further amended in accordance with Applicable Law.

20 Section 3.02. Bylaws. The bylaws of the Company in effect immediately prior to the Effective Time will be the bylaws of the Surviving Corporation (except with such changes as reasonably required in accordance with Applicable Law) until thereafter amended in accordance with Applicable Law. Section 3.03. Directors and Officers. From and after the Effective Time, until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the Surviving Corporation and Applicable Law, (a) those persons set forth on Section 3.03 of the Company Disclosure Schedule (or such other Persons as designated by Parent prior to the Closing) shall be the directors of the Surviving Corporation and (b) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation. ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY Except as disclosed in any Company SEC Document filed by the Company with the SEC since January 1, 2023 and publicly available at least one (1) Business Day prior to the date of this Agreement (but excluding any forward-looking disclosures set forth in any “risk factors” section or any disclosures in any “forward-looking statements” section or any similarly titled captions, and any other disclosures that are cautionary, predictive or forward-looking in nature) (it being agreed that in no event shall any disclosure in any Company SEC Documents qualify or limit the representations and warranties of the Company set forth in Section 4.01 (Corporate Existence and Power), Section 4.02 (Corporate Authorization), Section 4.05 (Capitalization), Section 4.25 (Finders’ Fees) and Section 4.27 (Takeover Statutes)) or, subject to Section 11.05, as set forth in the Company Disclosure Schedule, the Company represents and warrants to Parent that: Section 4.01. Corporate Existence and Power. (a) The Company (i) is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of California and (ii) has all corporate powers required to own or lease all of its properties and assets and carry on its business as now conducted, except in the case of this clause (ii) as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. (b) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the conduct of its business in such jurisdiction, as currently conducted, requires such qualification, except for those jurisdictions where the failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 4.01(b) of the Company Disclosure Schedule sets forth a complete list of each jurisdiction where the Company is duly qualified to do business as a foreign corporation. (c) The Company has made available to Parent prior to the date hereof true, correct and complete copies of the articles of incorporation and bylaws, or equivalent organizational or governing documents, of the Company and of each of the Company’s Subsidiaries, each as currently in effect as of the date hereof. Neither the Company nor any Subsidiary of the Company is in violation in any material respect of its respective organizational documents. Section 4.02. Corporate Authorization. (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company’s

21 corporate powers and, except for obtaining the Company Shareholder Approval and the filing of the California Certificate of Merger with the Secretary of State of the State of California and the Delaware Certificate of Merger with the Secretary of State of the State of Delaware, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the outstanding Company Common Shares to adopt this Agreement (the “Company Shareholder Approval”) is the only vote of the holders of any of the Company’s capital shares required by Applicable Law and the Company’s organizational documents in connection with the consummation of the Merger. The Company has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by each of Parent and Merger Sub, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other Applicable Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether at law or in equity, and any implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”)). (b) At a meeting duly called and held, the Board of Directors has (i) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, on the terms and subject to the conditions set forth herein, are fair to and in the best interests of the Company and its shareholders, (ii) declared this Agreement and the transactions contemplated by this Agreement, including the Merger, advisable, (iii) approved this Agreement, the execution and delivery by the Company of this Agreement, the performance by the Company of the agreements contained herein and the consummation of the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions contained herein, (iv) subject to Section 6.04 and Article 10 hereof, directed that the adoption of this Agreement be submitted to a vote at a meeting of the Company’s shareholders and (v) resolved, subject to Section 6.04(b) hereof, to recommend adoption of this Agreement and the transactions contemplated by this Agreement, including the Merger, to the shareholders of the Company (such recommendation, the “Company Recommendation”), which resolutions remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted after the date hereof by Section 6.04. Section 4.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing by the Company with, any Governmental Authority, other than (a) compliance with any applicable requirements of the HSR Act and any other applicable Competition Laws, (b) the filing with the SEC of such reports and other filings under, and compliance with any applicable requirements of, the 1933 Act, the 1934 Act and any other applicable securities laws, (c) the filing of the California Certificate of Merger with the Secretary of State of the State of California, the filing of the Delaware Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (d) compliance with the rules and regulations of the Nasdaq, (e) as set forth on Section 4.03 of the Company Disclosure Schedule and (f) any other actions or filings (i) required solely by reason of the participation of Parent or Merger Sub (as opposed to any Third Party) in the transactions contemplated hereby or (ii) the absence of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 4.04. Non-Contravention. The execution, delivery and performance by the Company of this Agreement and, assuming compliance with the matters referred to in Section 4.03 and receipt of the Company Shareholder Approval, the consummation by the Company of the transactions contemplated hereby do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the organizational documents of the Company or any of its Subsidiaries, (b) contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (c) except as set forth on Section

22 4.04(c) of the Company Disclosure Schedule, require any consent or other action by any Person under, constitute a default (with or without the passage of time) under, or cause or permit the termination, modification, acceleration of any right or obligation, loss of any benefit to which the Company or any of their respective Subsidiaries are entitled or cancellation of any Company Contract or any Permit or (d) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of the Company or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (b) through (d), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 4.05. Capitalization. (a) The authorized capitalization of the Company consists of 50,000,000 common shares, par value $0.001 per share (the “Company Common Shares”) and 10,000,000 preferred shares, par value $0.001 per share (the “Company Preferred Shares”). As of June 12, 2026 (the “Capitalization Date”), there were outstanding (i) 20,216,438 Company Common Shares, (ii) no Company Preferred Shares, and (iii) 2,406,932 Company Common Shares subject to outstanding Company Options. All outstanding shares of the Company have been, and all shares that may be issued pursuant to the Company Equity Plan will be, when issued, duly authorized and validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the Capitalization Date, an aggregate of 3,450,000 Company Common Shares were reserved and 1,034,448 remain available for issuance pursuant to the Company Equity Plan. (b) Except (x) as set forth in this Section 4.05 or Section 4.05(b) of the Company Disclosure Schedule and (y) for changes since the Capitalization Date resulting from the exercise, vesting, conversion or any settlement of Company Options, as of the date hereof there are no issued, reserved for issuance or outstanding (i) shares or other voting securities of or ownership interests in the Company, (ii) securities of the Company convertible into or exchangeable or exercisable for shares or other voting securities of or ownership interests in the Company, (iii) warrants, calls, options or other rights to acquire from the Company, or other obligation of the Company to issue, any shares or other voting securities or ownership interests in or any securities convertible into or exchangeable or exercisable for shares or other voting securities or ownership interests in the Company or (iv) share options, restricted shares, restricted share units, share appreciation rights, phantom equity, profits interests, performance units or similar securities or rights issued by the Company that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares or voting securities, or ownership interests of the Company (the items in clauses (i) through (iv) being referred to collectively as the “Company Securities”). (c) Section 4.05(c) of the Company Disclosure Schedule sets forth, with respect to each Company Option that is outstanding as of the Capitalization Date: (i) the name of the holder of such Company Option, (ii) the total number of Company Common Shares that are subject to each Company Option, (iii) the exercise price per share of Company Common Shares purchasable under Company Options, (iv) the grant date and (v) the vesting schedule for such Company Options. (d) As of the date of this Agreement, there are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Shares may vote. (e) Except as set forth on Section 4.05(e) of the Company Disclosure Schedule, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. There are no voting trusts or similar agreements to which the Company is a party with respect to the voting of the Company Securities or contractual obligations or agreements to which the Company is a party restricting the transfer of, requiring the registration for sale of, or granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or any similar rights with respect to any capital stock of the Company or capital stock of (or other equity or voting

23 interest in) the Company’s Subsidiaries. No dividends or similar distributions have accrued or been declared but are unpaid on any Company Common Shares or other Company Securities, and the Company is not subject to any obligation (contingent or otherwise) to pay any dividend or otherwise make any distribution or payment to any current or former holder of any Company Common Shares or Company Security. (f) Except as set forth in this Section 4.05, none of (i) the shares of the Company or (ii) Company Securities are owned by any Subsidiary of the Company. Section 4.06. Subsidiaries. (a) Each Subsidiary of the Company has been duly formed, is validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization and has all organizational powers required to own or lease all of its properties and assets and carry on its business as now conducted, except for any failure to be so formed, existing and in good standing or any failure to have such powers as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each such Subsidiary is duly qualified to do business as a foreign entity and (where applicable) is in good standing in each jurisdiction where the conduct of its business in such jurisdiction, as currently conducted, requires such qualification, except for those jurisdictions where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All “significant subsidiaries” (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC) of the Company and their respective jurisdictions of organization as of the date hereof are identified in Exhibit 21.1 of the Company’s annual report on Form 10-K for the fiscal year ended August 31, 2025. The name and jurisdiction of organization of each Subsidiary of the Company is set forth on Section 4.06(a) of the Company Disclosure Schedule. (b) All of the outstanding capital stock or other voting securities of, or ownership interests in, each Subsidiary of the Company are owned by the Company, directly or indirectly, free and clear of any Lien (other than Permitted Liens) and all of such shares of capital stock, other voting securities, and ownership interests are duly authorized, validly issued, fully paid and nonassessable and are not subject to any preemptive rights in favor of any Person other than the Company or a direct or indirect wholly owned Subsidiary of the Company. As of the date hereof, there are no issued, reserved for issuance or outstanding (i) securities of any Subsidiary of the Company convertible into, or exchangeable or exercisable for, shares of capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company, (ii) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable or exercisable for, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company or (iii) stock options, restricted stock, stock appreciation rights, phantom equity, profits interests, performance units or similar securities or rights issued by the Company or any of its Subsidiaries that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company (the items in clauses (i) through (iii) being referred to collectively as the “Company Subsidiary Securities”). (c) There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities. Except (i) for the capital shares or other voting securities of or equity or ownership interests in its Subsidiaries, or (ii) as set forth on Section 4.06(c) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital shares or other voting securities or ownership interests, debt securities, or securities convertible into or exchangeable or exercisable for shares or other voting securities of, any Person. No Subsidiary of the Company owns any Company Common Shares.

24 Section 4.07. SEC Filings; Internal Control. (a) The Company has filed with or furnished to the SEC on a timely basis all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed with or furnished to the SEC by the Company pursuant to Applicable Law since January 1, 2023 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”). (b) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, as of the date of such amended or superseded filing), each Company SEC Document complied, and each Company SEC Document filed subsequent to the date hereof will when so filed comply, as to form, in all material respects, with the applicable requirements of the 1933 Act, the 1934 Act, and the Sarbanes-Oxley Act of 2002, as the case may be. (c) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, as of the date of such amended or superseded filing), each Company SEC Document did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. (d) The Company and each of its officers are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002. Since January 1, 2023, the Company has, in material compliance with Rule 13a-15 under the 1934 Act, (i) designed, established and maintained disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated Subsidiaries, is timely recorded and made known to the management, including the chief executive officer and chief financial officer, of the Company by others within those entities, (ii) designed, established and maintained internal controls over financial reporting (“Internal Controls”), as defined in Section 13a-15 under the 1934 Act, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and (iii) based on the most recent evaluation of its chief executive officer and chief financial officer prior to the date hereof, disclosed to the Company’s independent auditors and the audit committee of the Board of Directors any significant deficiencies or material weaknesses in the design or operation of the Company’s Internal Controls that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data. As of the date hereof, since the most recent evaluation of the Company’s chief executive officer and chief financial officer prior to the date hereof, neither the audit committee of the Board of Directors nor the Company’s independent auditors have identified or been made aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s Internal Controls. (e) As of the date hereof, none of the Company SEC Documents is the subject of any unresolved or outstanding SEC comment or, to the Knowledge of the Company, the subject of ongoing SEC review or outstanding SEC investigation. The Company has made available to Parent complete and correct copies of all written correspondence between the SEC, on the one hand, and the Company, on the other hand, since January 1, 2023. (f) The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the Nasdaq. (g) Except as permitted under the 1934 Act and disclosed in the Company SEC Documents, neither the Company nor any of its Affiliates has made, arranged or modified any extensions of credit in the form of a personal loan to any executive officer of the Company or member of the Board of Directors.

25 Section 4.08. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included or incorporated by reference in the Company SEC Documents (the “Company Financial Statements”) (i) fairly present in all material respects, in conformity with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations, changes in stockholders’ equity, and cash flows for the periods then ended (subject to, in the case of any unaudited consolidated interim financial statements, normal year-end audit adjustments and the absence of footnotes) and (ii) were prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries. The Company Financial Statements comply in all material respects as to form with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Section 4.09. Disclosure Documents. The Proxy Statement will, when definitively filed, comply as to form in all material respects with the applicable requirements of the 1934 Act. At the time the Proxy Statement and any amendments or supplements thereto are first mailed to the shareholders of the Company and at the time of the Company Shareholders Meeting, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09 do not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied to the Company by Parent or Merger Sub or any of their respective Representatives in writing specifically for use or incorporation by reference therein. Section 4.10. Absence of Certain Changes. Except as set forth on Section 4.10 of the Company Disclosure Schedule, since February 28, 2026 (the “Balance Sheet Date”) through the date of this Agreement, (a) the business of the Company and its Subsidiaries has been conducted in the ordinary course in all material respects and (b) there has not been any Effect that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since the Balance Sheet Date through the date of this Agreement, there has not been any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a breach of Section 6.01. Section 4.11. No Undisclosed Material Liabilities. Except as set forth on Section 4.11 of the Company Disclosure Schedule, there are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, known or unknown, determined, determinable or otherwise, other than: (a) liabilities or obligations disclosed and provided for in the Company Financial Statements (or notes thereto); (b) liabilities not required under GAAP to be disclosed and provided for in a consolidated balance sheet of the Company; (c) liabilities or obligations incurred in the ordinary course of business since the Balance Sheet Date (none of which is a liability or obligation resulting from breach of Company Contract, tort, infringement or misappropriation); (d) liabilities or obligations incurred in connection with the transactions contemplated hereby; and (e) liabilities or obligations which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no off-balance sheet arrangements of any type required to be disclosed pursuant to Item 303 of Regulation S-K promulgated under the 1933 Act. Section 4.12. Compliance with Laws; Permits.

26 (a) Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries are, and since January 1, 2023 have been, in compliance with all Applicable Laws. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries nor any of their respective assets is under investigation with respect to or has been threatened to be charged with or given notice of, nor has any Governmental Authority notified the Company or any of its Subsidiaries in writing of its intent to conduct an investigation of, any violation of any Applicable Law, except for such investigations or charges which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. (b) Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries are in possession of, and in compliance with, all Permits necessary for those entities to carry on their respective businesses as now being conducted, under and pursuant to Applicable Laws, (ii) all such Permits are in full force and effect and (iii) no suspension, cancellation, withdrawal or revocation thereof is pending or threatened. (c) The Company and each of its Subsidiaries, and, to the Knowledge of the Company, their respective directors, officers, employees, consultants and agents (in each case, to the extent acting for or on behalf of the Company or any Subsidiary of the Company), are and for the past five (5) years have been in compliance with Anti-Corruption Laws in all material respects and have not (i) used any corporate funds for unlawful contributions, gifts, entertainment or other expenses related to political activity; (ii) made any unlawful payments to any government officials; or (iii) otherwise made any unlawful bribe, rebate, payoff, influence payment, kickback or similar payment in violation of any applicable Anti-Corruption Law. The Company and each of its Subsidiaries have adopted, maintained and adhered to compliance policies and procedures and a system of internal controls reasonably designed to ensure compliance with Anti- Corruption Laws. (d) None of the Company or any of its Subsidiaries, and, to the Knowledge of the Company, no director, officer, employee, consultant or agent thereof (in each case, to the extent acting for or on behalf of the Company or any of its Subsidiaries), for the past five (5) years: (i) is or has been a Sanctioned Person; (ii) has transacted business with or for the benefit of any Sanctioned Person or otherwise violated Sanctions; or (iii) has violated any Ex-Im Law. (e) Neither the Company nor any Subsidiary of the Company has been for the past five (5) years the subject of any allegation or enforcement proceeding, nor to the Knowledge of the Company, any inquiry or investigation, regarding any possible violation of applicable Anti-Corruption Laws, Ex-Im Laws or Sanctions. Section 4.13. Litigation. Except as set forth on Section 4.13 of the Company Disclosure Schedule, there is, and since January 1, 2023 has been, no (a) Proceeding (other than an investigation not within the Knowledge of the Company) pending, or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries or any officer, director or employee of the Company or any of its Subsidiaries in such capacity before any Governmental Authority or (b) Order outstanding against the Company or any of its Subsidiaries, in each case except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date hereof, there is no Proceeding (other than an investigation not within the Knowledge of the Company) pending, or, to the Knowledge of the Company, threatened, against the Company that in any manner seeks to prevent, enjoin or materially delay the Company’s ability to consummate the Merger or any of the other transactions contemplated hereby.

27 Section 4.14. Properties. (a) Except as has not had, and as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have good title to, or valid leasehold interests in, all property and assets reflected on the Company Balance Sheet or acquired after the Balance Sheet Date, except as have been disposed of since the Balance Sheet Date in the ordinary course of business. (b) Neither the Company nor any of its Subsidiaries owns any real property. Section 4.14(b) of the Company Disclosure Schedule sets forth a true, correct and complete (in all material respects) list as of the date of this Agreement of all material leases, licenses, subleases and occupancy agreements of real property to which the Company or any of its Subsidiaries is a party (each, a “Lease”). Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Lease is valid and in full force and effect and (ii) neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge, any other party to a Lease, is in violation of any provision of any Lease. Section 4.15. Intellectual Property; Data Privacy. (a) None of the Company-Owned Intellectual Property, nor the conduct of the business of the Company and its Subsidiaries as currently conducted, including the provision, offering, sale or licensing of Company Products, infringes, misappropriates, dilutes, or otherwise violates the Intellectual Property rights of any Person or has infringed, misappropriated, diluted or otherwise violated the Intellectual Property rights of any Person, and there is no claim or Proceeding (other than an investigation not within the Knowledge of the Company) pending against, or, to the Company’s Knowledge, threatened in writing against the Company or any of its Subsidiaries alleging any of the foregoing. To the Knowledge of the Company, no Person is infringing, misappropriating, diluting, or otherwise violating, or has infringed upon, misappropriated, or otherwise violated, any of the Company-Owned Intellectual Property. (b) Section 4.15(b) of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of all material registrations and applications for registration for Company-Owned Intellectual Property (the “Registered Intellectual Property”), including the jurisdiction in which such item of Company-Owned Intellectual Property has been registered or filed, and the applicable application, registration, or serial or other similar identification number. All Company-Owned Intellectual Property is subsisting, valid, and enforceable, and (i) either the Company or one of its Subsidiaries exclusively owns all right, title and interest in and to the Company-Owned Intellectual Property; and (ii) the Company and its Subsidiaries have valid rights to use all other Intellectual Property necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted, in each case of clause (i) and clause (ii), free and clear of any Liens (other than Permitted Liens). Except as set forth in Section 4.15(b) of the Company Disclosure Schedule, no application for, or registration with respect to, any Registered Intellectual Property has been abandoned, allowed to lapse, or finally rejected in the past six (6) years. No interference, opposition, reissue, reexamination, or other Proceeding (other than an investigation not within the Knowledge of the Company) of any nature (other than in connection with the prosecution of the Registered Intellectual Property with the applicable Governmental Authority in the ordinary course) is, or has been, pending or threatened in writing in which the scope, validity, or enforceability of any Company- Owned Intellectual Property is being or has been challenged and, to the Knowledge of the Company, there is no basis for a claim that any Company-Owned Intellectual Property is invalid or unenforceable. (c) Section 4.15(c) of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of each contract pursuant to which the Company or any Subsidiary of the Company (i) has received any licenses or other rights in, under, or to any material Intellectual Property that is included

28 in the Company Intellectual Property (each an “In-bound License”); not including, for purposes of disclosure, (A) any Off-the-Shelf Software, or (B) contracts concerning assignment of Intellectual Property entered into on the Company’s or the applicable Subsidiary’s standard form of agreement from, or non- exclusive rights to, employees, service providers, consultants, contractors or vendors for the provision of services to or for the benefit of the Company or any of its Affiliates, in each case entered into in the ordinary course of business, (C) contracts related to non-disclosure and/or confidentiality, in each case entered into in the ordinary course of business, and consistent with the Company’s standard form that has been provided to Parent, (D) non-exclusive licenses of Intellectual Property from customers, resellers and distributors entered into in the ordinary course of business where such license is ancillary or incidental to and not material to the product or service provided, and (E) licenses to Open Source Software (collectively, “Excluded Contracts”); or (ii) has granted licenses in, under, or to any material Company-Owned Intellectual Property (each an “Out-bound License” and together with the In-bound Licenses, the “IP Licenses”); provided that Out-bound Licenses will not include (A) Excluded Contracts or (B) non- exclusive licenses of Company-Owned Intellectual Property to customers, resellers and distributors entered into in the ordinary course of business. The Company Intellectual Property constitutes all the Intellectual Property used in or necessary for the conduct of the business, and shall be available for use by the Company immediately after the Closing Date on identical terms and conditions to those under which the Company owned or used the Company Intellectual Property immediately prior to the Closing Date. (d) Section 4.15(d)(i) of the Company Disclosure Schedule sets forth a complete and accurate list of all Company Products. Other than Off-the-Shelf Software integrated into, or used in conjunction with, the Company Products (“In-Licensed Software Components”), Company possesses and maintains a complete and accurate copy of all source code and other documentation and materials necessary or useful to assemble, compile, link, modify, maintain, support and operate the Company Products. Section 4.15(d)(ii) of the Company Disclosure Schedule sets forth a complete and accurate list of all In-Licensed Software Components. Other than with respect to In-Licensed Software Components, the source code for all Company Products contains accurate and clear annotations and programmers’ comments to enable a programmer of reasonable skill and competence to support, improve, modify, and analyze the Company Products and otherwise has been documented in a professional manner consistent with industry standards. Except as otherwise set forth in Section 4.15(d)(iii) of the Company Disclosure Schedule, each of the Company Products: (i) conform in all material respects with all specifications, representations, warranties and other descriptions established by the Company; (ii) is operative for its intended purpose free of any material defects or deficiencies and does not contain any virus, trojan horse, worm, or other Software routines or hardware components designed to permit unauthorized access, disable, erase, or otherwise harm Software, hardware or data (collectively, “Malicious Code”); and (iii) has been maintained by the Company and operates in material compliance with its contractual obligations to customers. Except as otherwise set forth in Section 4.15(d)(iv) of the Company Disclosure Schedule, the Company Products have only been distributed by or on behalf of the Company pursuant to a valid and legally enforceable Company Contract with a non-exclusive Out-bound License. (e) The consummation of the Merger will not (i) result in the loss or termination of any material In-bound License or Out-bound License, (ii) result in the release of any material source code or other material Company-Owned Intellectual Property or in the granting of any right or licenses to any material Company-Owned Intellectual Property to any Third Party, or (iii) subject the Company or any of its Subsidiaries to any non-compete or other material restriction on the operation or scope of their respective businesses in any In-bound License or Out-bound License. (f) Neither the Company nor any Subsidiary of the Company is under any obligation to license any material Company-Owned Intellectual Property or, to the Company’s Knowledge, any material In- bound License to any Governmental Authority as a result of any funding received by it or any Subsidiary of the Company from any Governmental Authority.

29 (g) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have taken commercially reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Company-Owned Intellectual Property the value of which to their business is contingent upon maintaining the confidentiality thereof. All Persons who have contributed to the invention, programming, enhancement, development, modification or conception of any Company-Owned Intellectual Property or any Company Products (each a “Contributor”) have entered into a valid, written agreement that protects the confidential information and trade secrets of the Company and assigns (by way of a present tense assignment with sufficient consideration) to the Company exclusive ownership of, including all Intellectual Property in and to, such work product, development or conception (each, a “Contributor Agreement”), and the Company has thereby obtained exclusive ownership of all Intellectual Property in such Company-Owned Intellectual Property by operation of law or by valid assignment. To the Knowledge of the Company, no such Contributor is in default of any such agreement and, except as set forth on Section 4.15(g) of the Company Disclosure Schedule, no Contributor has any claim, right, or interest in or to any Company-Owned Intellectual Property. (h) To the Knowledge of the Company, the Company and its Subsidiaries are in material compliance with the terms of the applicable open source licenses for all Open Source Software that is included in any Company Product distributed by Company or any of its Subsidiaries. Except as set forth on Section 4.15(h) of the Company Disclosure Schedule, the Company does not use any Open Source Software or any modification or derivative thereof that would (i) grant or purport to grant any Person any rights to or immunities under any of the Company Products or other Company-Owned Intellectual Property; or (ii) cause any Company Product or other Company-Owned Intellectual Property to be subject to any Reciprocal License. (i) The Company owns, leases, licenses or otherwise has the legal right to use or have operated on its behalf, all Company Technology, and such Company Technology is sufficient and operates as necessary for the needs of the Company’s business as currently conducted. The Company has purchased a sufficient number of seat licenses for Company Technology for the needs of the Company’s business as currently conducted. The Company maintains commercially reasonable security, back-up, disaster recovery and business continuity plans, procedures and facilities and acts in compliance therewith in all material respects, and the Company has taken commercially reasonable steps to test such plans and procedures on a periodic basis and such plans and procedures have proven effective. In the last five (5) years, there has not been any material failure, malfunction, or other adverse event with respect to any of the Company Technology that has not been remedied or replaced in all material respects. The Company has taken commercially reasonable actions to protect the security and integrity of the Company Technology and the data and information stored or contained therein or transmitted thereby (including all Personal Data), including by implementing industry standard procedures designed to prevent unauthorized access and the introduction of any Malicious Code, and the taking and storing of back-up copies of critical data. (j) Section 4.15(j)(i) of the Company Disclosure Schedule sets forth a complete and accurate list and description of all Company AI, in each case: (1) describing how the Company AI is utilized by the Company, including identifying any components of the Company AI included in, utilized by, or necessary to enable the Company Products and/or the Proprietary Software; (2) identifying the owners of such Company AI; and (3) including a true and complete list of all In-bound Licenses, other than Excluded Contracts, pursuant to which the Company is authorized to use any third-party AI and/or AI Inputs. Section 4.15(j)(ii) of the Company Disclosure Schedule further sets forth a complete and accurate list of any other Company Contracts pursuant to which the Company is authorized to generate any AI Outputs; and any Out- bound Licenses pursuant to which another party is permitted to obtain or access any AI Outputs; in each case, other than Excluded Contracts or non-exclusive licenses of Company-Owned Intellectual Property to

30 customers, resellers and distributors entered into in the ordinary course of business. The contemplated transaction will not adversely affect the Company’s rights in or use of any Company AI or AI Outputs. (k) The Company owns or possesses all legally requisite rights, licenses, and consents to use the Company AI and AI Inputs, and to generate and/or use the AI Outputs, all as currently used and generated and as reasonably anticipated to be used and generated. There have been no material errors, defects, failures or interruptions in the Company AI or in the performance of its intended purpose. The Company maintains industry standard policies and procedures relating to the ethical or responsible use of AI at and by the Company, including policies, protocols, and procedures for: (i) developing and implementing Company AI in a way that promotes transparency, accountability, and human interpretability; (ii) identifying and mitigating bias in AI Inputs or in the algorithmic model used in any Company Products, including implicit racial, gender, or ideological biases; and (iii) management oversight and approval of employees’ use or implementation of Company AI. There has been no: (1) actual or alleged non-compliance with any such policies, protocols, and procedures; or (2) Proceeding (other than an investigation not within the Knowledge of the Company) alleging that any AI Input used in the development, training, improvement, or testing of any Company Product incorporating AI was falsified, biased, untrustworthy, or manipulated in an unethical or unscientific way; and no report, finding, or impact assessment of any internal or external auditor, technology review committee, independent technology consultant, whistle-blower, transparency or privacy advocate, labor union, journalist or academic that makes any such allegation. Section 4.16. Privacy Matters. (a) The Company and each Subsidiary of the Company has maintained and currently maintains data security programs with standards consistent with industry practices with respect to the security, privacy, confidentiality, and processing of Personal Data, and is otherwise in material compliance with all applicable Privacy and Data Security Requirements. (b) The Company and each Subsidiary of the Company has at all times for the past five (5) years, taken commercially reasonable measures designed to protect Personal Data in its possession or control against security breaches and security incidents resulting in unauthorized access to, or use, acquisition, or modification of, such Personal Data. To the Knowledge of the Company, neither the Company nor any Subsidiary of the Company has, in the past five (5) years, through the date hereof, suffered any security breach or security incident that has resulted in unauthorized access to, or use, acquisition, disclosure, or modification of, Personal Data in its possession or control. To the Knowledge of the Company, there have been no security breaches or other security incidents with respect to any Company Products, Company Technology, Personal Data, or related data resulting in the loss of, unauthorized disclosure, access to or acquisition of such information or data, and the Company has not received any notices or complaints from any Person concerning the foregoing. (c) The Company has obtained all Privacy Consents as required under applicable Privacy Laws for all processing of Personal Data by or on behalf of the Company in connection with the use and/or operation of the business. The Company does not distribute marketing communications to any data subject, except in compliance with applicable Privacy Laws. Except as set forth on Section 4.16(c) of the Company Disclosure Schedule, the Company has not supplied or provided access to Personal Data processed by it to a Third Party for remuneration or other consideration. The Company has a valid and legal right (whether contractually, by law, or otherwise) to process all Personal Data for the purpose such Personal Data was collected, used, or disclosed in connection with the Company’s operation of the business. Neither the execution, delivery or performance of this Agreement, nor the consummation of any of the transactions contemplated by this Agreement, including any direct or indirect transfer of Personal Data resulting from such transactions, will violate any current Privacy Agreements or Privacy Consents as such currently exist or as existed at any time during which any of such Personal Data collected or obtained.

31 (d) The Company is and has always been in material compliance with any Privacy Agreements, and Company has delivered to Parent accurate and complete copies of all of the Privacy Agreements. The Privacy Agreements do not require the delivery of any notice to or consent from any Person or prohibit the transfer of Personal Data collected and in the possession or control of the Company in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby. (e) The Company’s use of Company AI and AI Outputs has and does comply with all Applicable Laws and regulations (including Privacy Laws) and is in compliance with commercially recognized industry standards (including any that are required under applicable Privacy Laws). Neither the Company nor any of its Subsidiaries have in the past five (5) years, through the date hereof, been involved in any Proceedings (other than an investigation not within the Knowledge of the Company) alleging any violation of Privacy and Data Security Requirements by the Company or any of its Subsidiaries. (f) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries use commercially reasonable efforts to protect the confidentiality, integrity and security of the Company Technology owned or controlled by the Company and its Subsidiaries from any unauthorized use, access, interruption, or modification. Section 4.17. FDA, FTC and Healthcare Laws. (a) The Company and its Subsidiaries have been in compliance in all material respects with Applicable Laws and regulations administered or issued by the U.S. Food and Drug Administration (the “FDA”), FTC, or any similar Governmental Authorities having jurisdiction over the Company Products, including the Federal Food, Drug, and Cosmetic Act, Federal Trade Commission Act, and implementing regulations (collectively, “Healthcare Regulatory Laws”). The Company and its Subsidiaries hold all material permits, licenses, registrations, and authorizations required by any Governmental Authority administering Healthcare Regulatory Laws for the conduct of their respective businesses as currently conducted (collectively, “Regulatory Permits”), and all such Regulatory Permits are in full force and effect. (b) The Company has not received any written notice from any Governmental Authority (including any warning letter, untitled letter, or similar notice from any other Governmental Authority) alleging potential non-compliance with, or any violation of, any Healthcare Regulatory Law, or notifying the Company or any of its Subsidiaries of any pending or threatened enforcement action, investigation, or other adverse action. (c) None of the Company, its Subsidiaries, or any of their officers, employees or, to the Company’s Knowledge, any of their contractors or agents, has made an untrue statement of a material fact or a fraudulent statement to the FDA or any other Governmental Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority, or committed any act, made any statement, or failed to make any statement, that would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” policy as stated at 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto, or for any other Governmental Authority to invoke any similar policy. (d) None of the Company, its Subsidiaries or, to the Company’s Knowledge, any of their officers or employees has been convicted of any crime or engaged in any prohibited conduct that has previously caused or would reasonably be expected to result in disqualification or debarment by FDA under 21 U.S.C. Sections 335(a) or (b); debarment, suspension, or exclusion under any federal healthcare programs; or

32 exclusion by a Governmental Authority under 42 U.S.C. Section 1320a-7. No Proceeding (other than an investigation not within the Knowledge of the Company) seeking any such debarment, exclusion, or disqualification is pending or, to the Company’s Knowledge, threatened. (e) Since January 1, 2023, neither the Company nor any of its Subsidiaries has received any written notice or other communication from the FDA or any other Governmental Authority (i) challenging, revoking, or threatening to revoke any Regulatory Permit; (ii) requiring material changes to the Company’s Software products, consulting services, or business operations to address compliance with any Healthcare Regulatory Law; or (iii) alleging that any data, analysis, or submission provided by or on behalf of the Company to the FDA or any other Governmental Authority in connection with any federal grant, cooperative agreement, or regulatory submission is materially inaccurate or misleading, except in each case as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Section 4.18. Taxes. (a) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) All Tax Returns required by Applicable Law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been filed when due in accordance with all Applicable Law (taking into account all extensions), and all such Tax Returns are true, correct and complete. (ii) Except as set forth on Section 4.18(a)(ii) of the Company Disclosure Schedule, the Company and each of its Subsidiaries has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Taxing Authority all Taxes due and payable whether or not reported on a Tax Return. (iii) Neither the Company nor any of its Subsidiaries (A) has been a member of an affiliated, combined, consolidated, unitary or other group for Tax purposes (other than any such group the common parent of which is or was the Company or any of its Subsidiaries), (B) has any liability for the Taxes of any Person (other than the Company or its Subsidiaries) under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign Tax law, or (C) is a party to or bound by any Tax sharing agreement, Tax allocation agreement or Tax indemnity agreement or other similar arrangement (other than any other commercial agreements or contracts not primarily related to Tax or any agreement among or between only the Company and/or any of its Subsidiaries). (iv) Neither the Company nor any of its Subsidiaries will be required to include any item of income or gain in, or exclude any item of deduction or loss from, taxable income for any taxable period (or portion thereof) ending after the date of this Agreement as a result of any change in method of accounting, use of an improper method of accounting, gain recognition agreement, intercompany transaction (within the meaning of the Treasury Regulations promulgated under Section 1502 of the Code), excess loss account (within the meaning of the Treasury Regulations promulgated under Section 1502 of the Code), installment sale, open transaction, the application of Section 965 of the Code (including Section 965(h)), or prepaid amount received or deferred revenue accrued, in each case, with respect to an item received, Tax election made or transaction or agreement entered into in a taxable period ending on or prior to the Closing Date.

33 (b) There is no Proceeding (other than an investigation not within the Knowledge of the Company) now pending or, to the Company’s Knowledge, threatened in writing against or with respect to the Company or its Subsidiaries in respect of any Tax. (c) There are no Liens on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, other than Permitted Liens. (d) Neither the Company nor any of its Subsidiaries has been either a “distributing corporation” or a “controlled corporation” in a transaction intended to be governed (in whole or in part) by Sections 355 and 361 (or so much of Section 356 as relates to Sections 355 and 361) of the Code in the two-year period ending on the date of this Agreement. (e) Neither the Company nor any of its Subsidiaries has participated in any “reportable transactions” within the meaning of Treasury Regulations Section 1.6011-4 (or any similar provisions of any Non-U.S. Applicable Law). (f) Neither the Company nor any of its Subsidiaries has agreed to or granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment or collection of, any Tax, other than any extension of the time to file an original Tax Return obtained in the ordinary course of business that is automatically granted, in each case, that has not since expired or lapsed. (g) In the prior three (3) years, no written claim has been made by any Taxing Authority in a jurisdiction where the Company and its Subsidiaries do not file a Tax Return that it is or may be subject to taxation by that jurisdiction. (h) Neither the Company nor any of its Subsidiaries has received, requested, or entered into any private letter ruling or closing agreement with a Taxing Authority that affects, or would affect if granted, a material amount of Taxes. (i) Neither the Company nor any of its Subsidiaries is and has been at any time during the five (5)-year period ending on the Closing Date, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code. (j) Section 4.18(j) of the Company Disclosure Schedule sets forth all the distributions made by the Company and its Subsidiaries during the 36-month period preceding the Closing Date. Neither the Company nor any of its Subsidiaries have made, declared, or paid any “non-ordinary course distributions (NOCDs)” (as defined in Treasury Regulations Section 1.7874-10), during the 36-month period preceding the Closing Date. Section 4.19. Employee Benefit Plans. (a) Section 4.19(a) of the Company Disclosure Schedule contains an accurate, correct and complete list identifying each material Company Plan. True and complete copies of such Company Plans (and, if applicable, related trust or funding agreements or insurance policies) and all material amendments thereto and to the extent applicable, (i) the most recent actuarial and trust reports for both ERISA funding and financial statement purposes, (ii) the most recent IRS determination letter (or opinion or advisory letter upon which the Company is entitled to rely), (iii) nondiscrimination testing results for the prior three (3) plan years and (iv) all material current summary plan descriptions have been furnished to Parent together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan or trust.

34 (b) Each Company Plan has been established, maintained and administered in compliance with its terms and Applicable Law, except as has not had, and as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Company Plan intended to be “qualified” under Section 401(a) of the Code has received a favorable determination or opinion letter from the United States Internal Revenue Service (the “IRS”) or has applied to the IRS for such a letter within the applicable remedial amendment period, and the Company is not aware of any reason why any such determination letter should be revoked or not be reissued. Except as has not had, and as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Proceeding (other than routine claims for benefits or an investigation not within the Knowledge of the Company) is pending against or, to the Knowledge of the Company, is threatened in writing against, any Company Plan. (c) Except as set forth in Section 4.19(c) of the Company Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby would, either alone or in conjunction with any other event, (i) other than with respect to the treatment of Company Options in accordance with Section 2.05, entitle any Company Service Provider at or above the vice president or equivalent level to any payment or benefit (including the forgiveness of any indebtedness), or accelerate the time of payment, funding or vesting, or otherwise increase the amount of compensation due or payable or the level of benefits to be provided to any such Company Service Provider under any Company Plan or otherwise or (ii) be reasonably expected to result in any Company Service Provider receiving any “excess parachute payment” (within the meaning of Section 280G of the Code) from the Company or its Subsidiaries (excluding the impact of any compensation arrangements established, adopted, entered into or modified following the Effective Time). (d) There is no Company Contract, agreement, plan or arrangement to which the Company or any of its Subsidiaries is bound to provide a gross-up or otherwise reimburse any current or former director, officer, employee or other service provider of the Company or of any of its Subsidiaries for Taxes, including pursuant to Sections 409A or 4999 of the Code. (e) Except as set forth in Section 4.19(e) of the Company Disclosure Schedule, and except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Company Plan is and neither the Company, any of its Subsidiaries nor any ERISA Affiliate has ever sponsored, maintained, contributed to or has been required to contribute to, any Company Plan that is subject to Title IV of ERISA, including any “multiemployer” plan as defined in Section 3(37) of ERISA, a “multiple employer plan” within the meaning of Sections 4063 or 4064 of ERISA, a multiple employer welfare arrangement as defined in Section 3(40) of ERISA or a plan or arrangement that promises or provides welfare benefits following an employee’s termination of employment or retirement, except for COBRA rights under a “group health plan” as defined in Section 4980B(g) of the Code and Section 607 of ERISA. (f) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each International Plan (i) has been maintained in compliance with its terms and Applicable Law, (ii) if intended to qualify for special tax treatment, meets all the requirements for such treatment and (iii) if required, to any extent, to be funded, book-reserved or secured by an insurance policy, is fully funded, book-reserved or secured by an insurance policy, as applicable, based on reasonable actuarial assumptions in accordance with applicable accounting principles. Section 4.20. Employee and Labor Matters. (a) Except as set forth in Section 4.20(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to, bound by or subject to any collective bargaining

35 agreement or other contract with any labor union or other labor organization (each a “CBA”). No Company Service Providers are represented by any labor union or other labor organization with respect to their employment with the Company or any of its Subsidiaries. To the Knowledge of the Company, since January 1, 2023, there have been no material labor organizing activities with respect to any Company Service Providers. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2023, there has been no unfair labor practice charges, labor grievances, employment-related Proceedings (other than an investigation not within the Knowledge of the Company), labor arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing, hand billing or other labor disputes against or affecting the Company or its Subsidiaries. (b) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are, and since January 1, 2023 have been, in compliance with all Applicable Laws respecting labor, employment and employment practices. Section 4.21. Environmental Matters. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) no written notice, order, complaint or penalty has been received by the Company or any of its Subsidiaries arising out of any Environmental Laws since January 1, 2023 or that is currently pending, and since January 1, 2023 there have been no and there are no pending Proceedings (other than an investigation not within the Knowledge of the Company) or, to the Company’s Knowledge, threatened which allege a violation by, or liability of, the Company or any of its Subsidiaries under any Environmental Laws, and there is no administrative or judicial Order of any Governmental Authority pursuant to any Environmental Laws outstanding against the Company or any of its Subsidiaries; (b) the Company and each of its Subsidiaries have all Permits necessary for their operations to comply with all applicable Environmental Laws and are in compliance with the terms of such Permits; (c) the operations of the Company and each of its Subsidiaries are, and since January 1, 2023, have been, in compliance with all applicable Environmental Laws; and (d) neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any other Person to the extent giving rise to liability for the Company or any of its Subsidiaries has released or disposed of any Hazardous Substance on or under real property currently or, to the Knowledge of the Company, formerly owned, leased or operated by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other location where Hazardous Substances generated by the Company or any of its Subsidiaries have been disposed, in quantities or concentrations that require investigation, remediation or monitoring by the Company or any of its Subsidiaries pursuant to any Environmental Law. Section 4.22. Material Contracts. (a) Section 4.22(a) of the Company Disclosure Schedule contains an accurate and complete list of each Company Contract described below in this Section 4.22(a) (other than a Company Plan (including amendments and modifications thereto) filed as exhibits to the Company SEC Documents) to which the Company or any of its Subsidiaries is a party as of the date hereof (each Company Contract of a type described in this Section 4.22(a), a “Material Contract”): (i) any Company Contract that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the 1933 Act) that has been or was required to be filed with the SEC with the Company’s Annual Report on Form 10-K for the fiscal year ended August 31,

36 2025 or any Company SEC Document filed after the date of such Form 10-K and on or prior to the date of this Agreement; (ii) any Company Contract between the Company and a Top Customer or Top Vendor; (iii) any Company Contract relating to the acquisition or disposition of any material securities or businesses (whether by merger, purchase of stock, purchase of assets or otherwise) (A) entered into since January 1, 2023 or (B) that contains any material outstanding non- competition, earn-out or other contingent payment obligations of the Company or any of its Subsidiaries that would reasonably be expected to result in the Company’s or any of its Subsidiaries’ receipt or making of future payments in excess of Five Hundred Thousand Dollars ($500,000); (iv) any Company Contract under which the Company or any of its Subsidiaries is lessee of, or holds or operates, any real or personal property owned by any other Person, for which the annual rent exceeds One Hundred Thousand Dollars ($100,000); (v) any agreement with any director or officer of the Company or any of its Subsidiaries or with any “associate” or any member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the 1934 Act) of any such director or officer; (vi) any Company Contract that (A) limits in any material respect the freedom of the Company or any of its Subsidiaries to compete in any line of business or geographic region, or with any Person or (B) expressly contains any material “most favored nation” provision or exclusive dealing arrangement; (vii) any partnership, joint venture, strategic alliance or other similar Company Contract that is material to the Company and its Subsidiaries, taken as a whole; (viii) any Company Contract relating to outstanding indebtedness for borrowed money of the Company or any of its Subsidiaries in a principal amount in excess of Fifty Thousand Dollars ($50,000) (including any related security or pledge agreements), other than (i) contracts among the Company and its wholly owned Subsidiaries or (ii) a hedging, derivative, swap or similar contract; (ix) any Company Contract providing for the settlement of any Proceeding asserted by any Person (including a Governmental Authority) involving payment by the Company or any of its Subsidiaries after the date hereof in excess of One Hundred Thousand Dollars ($100,000) or that imposes material ongoing obligations after the date hereof on the Company and its Subsidiaries, taken as a whole; (x) the IP Licenses, other than Excluded Contracts or non-exclusive licenses of Intellectual Property to customers, resellers and distributors entered into in the ordinary course of business; (xi) any Company Contract that provides for the outsourcing of any material function or part of the business of the Company or any of its Subsidiaries, including any Company Contract for hosting, cloud computing, data processing or other information technology services that is necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted;

37 (xii) any Company Contract that includes (A) a minimum volume commitment (to the extent such minimum volume commitment is material to the business of the Company and its Subsidiaries, taken as a whole), requirements based arrangements, or a “take-or-pay” obligation, in each case, for the benefit of the counterparty to such Contract, or (B) “earn-out” or other material contingent or deferred payment obligation of the Company or any of its Subsidiaries; (xiii) any Company Contract that contains a put, call, right of first refusal, right of first offer or similar right pursuant to which the Company or any of its Subsidiaries could be required to, directly or indirectly, purchase or sell any material assets, securities or businesses; (xiv) any Company Contract that grants a Person a Lien on all or any material portion of the assets of the Company or any of its Subsidiaries, other than Permitted Liens; (xv) any Company Contract to make or pay for any capital expenditures in excess of One Hundred Thousand Dollars ($100,000); and (xvi) any other Company Contract that commits the Company or any of its Subsidiaries to enter into any contracts of the types described in the foregoing clauses (i) through (xv). (b) The Company has made available to Parent an accurate and complete copy of each Material Contract as in effect as of the date hereof. Each Material Contract is valid, binding and enforceable and in full force and effect, subject to the Enforceability Exceptions. Except for breaches, violations or defaults which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge any other party to a Material Contract, is in breach or default of any provision of, or taken or failed to take any act which, with or without notice, lapse of time or both, would constitute a default under such Material Contract, give any Person the right to cancel, terminate or modify in a manner adverse to the Company any Material Contract or accelerate any payment owed by the Company and its Subsidiaries to a Third Party. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under any Material Contract. As of the date of this Agreement, the Company has not received written notice from any other party to a Material Contract that such other party intends to terminate, not renew, or renegotiate in any material respects the terms of any such Material Contract. Section 4.23. Material Customers and Vendors. (a) Section 4.23 of the Company Disclosure Schedule sets forth a true, correct and complete list of each Top Customer and Top Vendor. (b) Since January 1, 2023, (i) neither the Company nor any of its Subsidiaries has been in any material dispute with any Top Customer or Top Vendor and (ii) no Top Customer or Top Vendor has terminated, canceled, or failed to renew, or given written notice or, to the Knowledge of the Company, oral notice of its intention to terminate, cancel, or fail to renew, its business relationship with the Company or any of its Subsidiaries, or has suspended, materially reduced or materially amended its relationship with the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to, and in the last three (3) years has not been a party to, any material Proceeding (other than an investigation not within the Knowledge of the Company) with any Top Customer or Top Vendor. Section 4.24. Insurance. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries

38 maintain insurance in such amounts and against such risks and with such carriers as the Company reasonably has determined to be prudent, taking into account the industries in which the Company and its Subsidiaries operate and as is sufficient to comply with Applicable Law, (ii) all insurance policies of the Company and its Subsidiaries are in full force and effect, except for any expiration thereof in accordance with the terms thereof and the limits and sublimits of such policies have not been exhausted or materially diminished and (iii) the Company and its Subsidiaries are not in breach or default (including any such breach or default with respect to the payment of premiums) under any such policy. Section 4.25. Finders’ Fees. Except for Morgan Stanley & Co. LLC (the “Company Financial Advisor”), there is no investment banker, financial advisor, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement. Section 4.26. Opinion of Financial Advisor. The Company has received the opinion of the Company Financial Advisor, to the effect that, as of the date of such opinion, and based upon and subject to the limitations, qualifications, assumptions and other matters set forth therein, as of such date, the Merger Consideration to be received by the holders of the Company Common Shares (other than the holders of Cancelled Shares and Dissenting Shares) pursuant to this Agreement is fair, from a financial point of view, to such holders of Company Common Shares. Section 4.27. Takeover Statutes. No “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation or comparable anti-takeover provision of the Company’s articles of incorporation or bylaws is applicable to this Agreement or the Merger. Section 4.28. Related Party Transactions. As of the date hereof, except as disclosed in the Company SEC Documents, there are no transactions or relationships involving the Company or any of its Subsidiaries that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC. Section 4.29. Acknowledgement of No Other Representations and Warranties. Except for the representations and warranties set forth in Article 5 or in any certificate delivered pursuant to this Agreement, the Company acknowledges and agrees that no representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made by or on behalf of Parent or Merger Sub to the Company, and the Company hereby disclaims reliance on any such other representation or warranty, whether by or on behalf of Parent or Merger Sub, and notwithstanding the delivery or disclosure to the Company, or any of its Representatives or Affiliates, of any documentation or other information by Parent, Merger Sub or any of their respective Representatives or Affiliates with respect to any one or more of the foregoing. ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PARENT Parent represents and warrants to the Company that: Section 5.01. Organization, Existence and Power. Each of Parent and Merger Sub is a limited liability company duly formed, validly existing and in good standing under the laws of its jurisdiction of organization and has all limited liability company power required to carry on its business as now conducted, except which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Since the date of its formation, Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement. Merger Sub was formed solely for the purpose of

39 consummating the transactions contemplated by this Agreement. All of the outstanding equity interests of Merger Sub have been validly issued and are owned beneficially and of record by, and at the Effective Time will be owned by, Parent, free and clear of all Liens. Section 5.02. Authorization. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby are within the limited liability company powers of each of Parent and Merger Sub and have been duly authorized by all necessary limited liability company action on the part of each of Parent and Merger Sub, and no vote or approval of the equityholders of Parent, other than any vote or approval that has been obtained prior to the execution and delivery of this Agreement, is necessary to authorize the execution, delivery or performance of this Agreement. Parent, as the sole member of Merger Sub, has duly authorized and approved this Agreement, the execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby, including the Merger. Each of Parent and Merger Sub has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by the Company, this Agreement constitutes a valid and binding agreement of each of Parent and Merger Sub, enforceable against each in accordance with its terms (except insofar as such enforceability may be limited by the Enforceability Exceptions). Section 5.03. Governmental Authorization. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority, other than (a) compliance with any applicable requirements of the HSR Act and any other applicable Competition Laws, (b) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities laws, (c) the filing of the California Certificate of Merger with the Secretary of State of the State of California, the Delaware Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company or Merger Sub are qualified to do business, (d) compliance with the rules and regulations of the Nasdaq and (e) any other actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Section 5.04. Non-Contravention. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the organizational documents of Parent or Merger Sub, (b) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (c) assuming compliance with the matters referred to in Section 5.03, require any consent or other action by any Person under, constitute a default (with or without the passage of time) under, or cause or permit the termination or cancellation of any agreement binding upon Parent or any of its Subsidiaries or (d) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (b) through (d), as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Section 5.05. Disclosure Documents. The information supplied by Parent for inclusion in the Proxy Statement will not, at the time the Proxy Statement and any amendments or supplements thereto are filed with the SEC, and at the time the Proxy Statement is first mailed to the shareholders of the Company, and at the time of the Company Shareholder Approval, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 5.05 do not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied by the Company or any of its Representatives in writing specifically for use or incorporation by reference therein.

40 Section 5.06. Compliance with Laws. Parent and Merger Sub are, and since January 1, 2025 (or if shorter, since their respective date of formation) have been, in compliance with all Applicable Laws, except for such failure to comply or violation that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Section 5.07. Litigation. As of the date hereof, there is no (a) Proceeding pending against, or, to the Knowledge of Parent, threatened in writing against or affecting Parent or any of its Subsidiaries before any Governmental Authority or (b) Order outstanding against Parent or any of its Subsidiaries, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date hereof, there is no Proceeding pending, or, to the Knowledge of Parent, threatened, against Parent or Merger Sub that in any manner seeks to prevent, enjoin or materially delay Parent’s or Merger Sub’s ability to consummate the Merger or any of the other transactions contemplated hereby. Section 5.08. Finders’ Fees. There is no investment banker, financial advisor, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or Merger Sub who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement. Section 5.09. Limited Guarantee. Concurrently with the execution of this Agreement, Parent has delivered to the Company a true, complete and correct copy of the executed Limited Guarantee. The Limited Guarantee is valid, binding and enforceable in accordance with its terms, and is in full force and effect, and the Guarantors are not in default or breach under the terms and conditions of the Limited Guarantee and no event has occurred that, with or without notice, lapse of time, or both, would reasonably be expected to constitute a default or breach or a failure to satisfy a condition precedent on the part of the Guarantors under the terms and conditions of the Limited Guarantee. Section 5.10. Financial Capacity. Parent has delivered to the Company true and complete copies of (a) the executed equity commitment letter dated as of the date hereof (the “Equity Commitment Letter”) from the Guarantors to provide to Parent (or its Affiliates) on the Closing Date the Equity Financing, which Equity Commitment Letter provides that the Company is an express Third Party beneficiary thereto, and (b) the executed Debt Commitment Letter. None of the Commitment Letters has been amended or modified prior to the execution of this Agreement. The aggregate proceeds of the Debt Financing and the Equity Financing, together with other sources of funds immediately available to Parent and Merger Sub will be sufficient to fund (i) the payment of the aggregate Merger Consideration for the acquisition or conversion of all Company Common Shares pursuant to the Merger (assuming no Dissenting Shares) and all consideration payable at Closing pursuant to this Agreement in respect of Company Options, and (ii) the payment of all fees and expenses required to be paid by Parent or Merger Sub at Closing in connection with the transactions contemplated by this Agreement (such amount, the “Required Funding Amount”). As of the date of this Agreement, to the Knowledge of Parent, the commitments contained in the Commitment Letters have not been withdrawn, modified or rescinded in any respect prior to the date hereof. As of the date of this Agreement, the Commitment Letters are in full force and effect against Parent (or its Affiliate that is a party to such Commitment Letters, as applicable) and, to the Knowledge of Parent, each other party thereto and represent valid, binding and enforceable obligations of Parent (or its Affiliate that is a party to such Commitment Letters, as applicable) and, to the Knowledge of Parent, each other party thereto (subject to the Enforceability Exceptions). Parent has fully paid (or caused to be paid) any and all commitment fees and other amounts that are due and payable on or prior to the date of this Agreement in connection with the Financing. As of the date of this Agreement, assuming the satisfaction of the conditions set forth in Article 9, no event has occurred that Parent is aware of that, with or without notice, lapse of time or both, would constitute a breach or default on the part of Parent (or its Affiliate that is a party to such Commitment Letters, as applicable), or, to the Knowledge of Parent, any other party thereto under any term

41 of the Commitment Letters that would reasonably be expected to materially impair or adversely affect the Financing and the timely receipt of the proceeds thereof. As of the date of this Agreement, assuming the satisfaction of the conditions set forth in Article 9, Parent has no reason to believe that it (or its Affiliate that is a party to such Commitment Letters, as applicable) or any other party thereto will be unable to satisfy on a timely basis any applicable condition set forth in the Debt Commitment Letter. Except as set forth in the Debt Commitment Letter, there are no conditions precedent or other contingencies related to the funding of the full amount of the Debt Financing. As of the date of this Agreement, assuming the satisfaction of the conditions set forth in Article 9, Parent has no reason to believe that (i) any of the conditions set forth in the Debt Commitment Letter will not be satisfied or (ii) the Financing will not be made available in full to Parent (or its Affiliate that is a party to such Commitment Letters, as applicable) on the Closing Date. Parent and Merger Sub expressly agree and acknowledge that their obligations hereunder, including Parent’s and Merger Sub’s obligations to consummate the Merger, are not subject to, or conditioned on, Parent’s or Merger Sub’s receipt of any financing. Section 5.11. Solvency. Assuming (a) the satisfaction of the conditions to Parent’s obligation to consummate the Merger, (b) the accuracy of the representations and warranties set forth in Article 4 and (c) the Company and its Subsidiaries, on a consolidated basis, are Solvent immediately prior to the Effective Time, after giving effect to the transactions contemplated by this Agreement (including the payment of the aggregate Merger Consideration and all related fees and expenses and any repayment or refinancing of indebtedness of the Company and its Subsidiaries), the Surviving Corporation on a consolidated basis will be Solvent as of the Effective Time and immediately after the consummation of the transactions contemplated hereby, including the Financing or any alternative financing. Section 5.12. Ownership of Common Shares. Neither Parent nor Merger Sub nor any of their respective Affiliates or “associates” is the beneficial owner (within the meaning of Section 13 of the 1934 Act and the rules and regulations promulgated thereunder) of any Company Common Shares or other Company Securities, or is a party to any agreement, arrangement or understanding (other than this Agreement and the Voting Agreement) for the purpose of acquiring, holding, voting, directing the voting of or disposing of any Company Common Shares or other Company Securities. Neither Parent nor Merger Sub nor any of their respective Affiliates or “associates” is, or has been within the past three (3) years, an “associate” of the Company. For purposes of this Section 5.12, the term “associate” shall have the meaning ascribed to it in Rule 12b-2 of the 1934 Act. Section 5.13. Absence of Stockholder and Management Arrangements. As of the date of this Agreement, other than this Agreement, the Voting Agreement and the NDA, none of Parent, Merger Sub or any of their respective Affiliates is a party to any contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder, director, officer, manager, member, employee or Affiliate of the Company or any of its Subsidiaries (a) relating to (i) this Agreement or the Merger; or (ii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which any (i) holder of Company Common Shares would be entitled to receive consideration of a different amount or nature than the Merger Consideration in respect of such holder’s shares of Company Common Shares; (ii) holder of Company Common Shares has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) Person has agreed to provide, directly or indirectly, an equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger. Section 5.14. Acknowledgement of No Other Representations and Warranties. Except for the representations and warranties set forth in Article 4 or in any certificate delivered pursuant to this Agreement, each of Parent and Merger Sub acknowledges and agrees that no representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made

42 by or on behalf of the Company or any of its Subsidiaries or any other Person to Parent or Merger Sub, and each of Parent and Merger Sub hereby disclaims reliance on any such other representation or warranty, whether by or on behalf of the Company or any of its Subsidiaries, and notwithstanding the delivery or disclosure to Parent or Merger Sub, or any of their respective Representatives or Affiliates, of any documentation or other information by the Company or any of its Representatives or Affiliates with respect to any one or more of the foregoing. Each of Parent and Merger Sub also acknowledges and agrees that the Company and its Subsidiaries make no representation or warranty with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any of its Subsidiaries or the future business, operations or affairs of the Company or any of its Subsidiaries heretofore or hereafter delivered to or made available to Parent, Merger Sub or their respective Representatives or Affiliates. ARTICLE 6 COVENANTS OF THE COMPANY Section 6.01. Conduct of the Company. Except (w) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (x) as expressly required or contemplated or permitted by this Agreement, (y) as set forth in Section 6.01 of the Company Disclosure Schedule, or (z) as required by Applicable Law, from the date hereof until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, (i) use commercially reasonable efforts to conduct its business in the ordinary course of business and, to the extent consistent therewith, use commercially reasonable efforts to preserve its business organizations and goodwill intact and maintain its existing relationships with key customers, suppliers and other Persons with which the Company or any of its Subsidiaries has material business relations (provided that, in the case of the foregoing clause (i), no action with respect to the matters addressed by any subclause of the following clause (ii) (nor any action not taken in order to comply therewith) shall constitute a breach of clause (i) unless any such action would constitute a breach of such subclause of the following clause (ii)) and (ii) not: (a) amend the articles of incorporation, bylaws or other similar organizational documents of the Company or any of its Subsidiaries; (b) (i) split, combine or reclassify any of its shares, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of its shares, except for dividends or other such distributions by any of its Subsidiaries or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire any Company Securities, except as required by the terms of any Company Plan; (c) issue, grant, pledge, encumber, deliver or sell, or authorize the issuance, grant, pledge, encumbrance, delivery or sale of, any Company Securities or Company Subsidiary Securities, other than the issuance of (i) any Company Common Shares upon the vesting, exercise or settlement of Company Options outstanding on the date hereof (or issued or modified after the date hereof with the consent of Parent in accordance with this Section 6.01) in accordance with their terms or (ii) any Company Subsidiary Securities to the Company or any other Subsidiary of the Company; (d) acquire (by merger, consolidation, acquisition of shares or assets or otherwise), directly or indirectly, any securities or businesses, other than (i) pursuant to existing contracts or commitments, or (ii) in the ordinary course of business, provided that such acquisitions do not exceed One Hundred Thousand Dollars ($100,000) individually or Five Hundred Thousand Dollars ($500,000) in the aggregate;

43 (e) enter into any new material line of business outside the existing business of the Company and its Subsidiaries as of the date of this Agreement; (f) (i) sell, lease, license or otherwise transfer any of its material businesses or assets, other than (A) pursuant to existing contracts or commitments, (B) in the ordinary course of business, (C) transfers among the Company and its Subsidiaries or (D) with respect to Intellectual Property, non-exclusive licenses or sublicenses granted in the ordinary course of business, or (ii) encumber or subject to any Lien (other than any Permitted Lien) any material asset of the Company or its Subsidiaries (other than pursuant to contracts in effect prior to the date hereof or entered into after the date hereof in compliance with this Agreement); (g) abandon or voluntarily permit to lapse any material Company-Owned Intellectual Property or license, escrow or otherwise grant any rights to any material source code of the Company or any of its Subsidiaries, or disclose any material trade secrets owned by the Company or any of its Subsidiaries (except to customers, service providers or other Persons with professional or commercial relationships with the Company or its Subsidiaries in the ordinary course of business subject to confidentiality obligations); (h) make or authorize any capital expenditure other than any capital expenditures that when added to all other capital expenditures made on behalf of the Company and its Subsidiaries since the date of this Agreement do not exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate; (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (i) loans or advances among the Company and any of its Subsidiaries and capital contributions to or investments in its Subsidiaries and (ii) trade credit and similar loans and advances made to employees, customers and suppliers in the ordinary course of business; (j) incur any indebtedness for borrowed money (or guarantees thereof) in excess of One Hundred Thousand Dollars ($100,000), other than (i) indebtedness incurred between the Company and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries or guarantees by the Company of indebtedness of any wholly owned Subsidiary of the Company, or (ii) letters of credit, performance bonds or surety bonds issued in the ordinary course of business or hedging or similar derivative arrangements entered into in the ordinary course of business; (k) other than in connection with any shareholders or derivative litigation, which is the subject of Section 8.07, commence or settle any Proceedings that would require a payment by the Company in excess of One Hundred Thousand Dollars ($100,000) in any individual case or Five Hundred Thousand Dollars ($500,000) in the aggregate (in each case net of amounts covered by insurance or indemnification agreements with Third Parties), other than (i) as required by their terms as in effect as of the date hereof, (ii) claims reserved against in the consolidated financial statements of the Company and its Subsidiaries (for amounts not materially in excess of such reserves), or (iii) settlements or compromises that are fully covered by insurance (net of applicable deductibles); provided that, in the case of each of (i), (ii) and (iii), the payment, discharge, settlement or satisfaction of such Proceeding does not include any material obligation (other than the payment of money and confidentiality and other similar obligations incidental to such settlement) to be performed, or the admission of material wrongdoing, by the Company or any of its Subsidiaries or any of their respective officers or directors; (l) except in the ordinary course of business or as otherwise expressly permitted by this Section 6.01, (i) amend or modify in any material respect or terminate (other than any termination in accordance with the terms of an existing Material Contract) any Material Contract or (ii) enter into any contract which, if entered into prior to the date of this Agreement, would have been a Material Contract;

44 (m) other than as required under the terms of any Company Plan as in effect on the date of this Agreement, or as set forth on Section 6.01(m) of the Company Disclosure Schedule, (i) grant or increase any severance or termination pay to (or amend any existing severance pay or termination arrangement with) any “executive officers” of the Company (within the meaning of Rule 3b-7 under the 1934 Act) (collectively, “Executive Officers”) or any employee of the Company; (ii) increase salary, wages or other compensation or benefits payable to any Executive Officer or employee, other than increases in compensation or benefits in the ordinary course of business with respect to employees at the level of Vice President or below (such increases not to exceed three percent (3%) of any such employee’s base compensation); (iii) establish, adopt, terminate or materially amend any Company Plan (or any plan, program, arrangement, practice or agreement that would be a Company Plan if it were in existence on the date of this Agreement); (iv) grant or pay any bonus or incentive compensation other than in the ordinary course of business consistent with past practice pursuant to a Company Plan as in effect on the date of this Agreement; (v) terminate any Executive Officer or any employee with annual base compensation equal to or in excess of Two Hundred Thousand Dollars ($200,000), other than for cause; or (vi) hire any Executive Officer or employee with annual base compensation equal to or in excess of Two Hundred Thousand Dollars ($200,000), other than to fill a vacancy resulting from a termination of employment that occurred after the date of this Agreement, on terms substantially comparable to those of the departed employee; (n) negotiate or enter into any CBA or recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representatives for any employees of the Company or any of its Subsidiaries; (o) implement or announce any employee termination, plant closing or other action that would trigger notice requirements pursuant to the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state, local or foreign law; (p) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company (other than the Merger) or merge or consolidate the Company or any of its Subsidiaries with any other Person (other than transactions solely among the Company’s wholly owned Subsidiaries); (q) change the Company’s methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the 1934 Act, as agreed to by the Company’s independent public accountants; (r) make, change or revoke any material Tax election, change any Tax accounting period, file any material amendment with respect to a material Tax Return (other than amendments that would not reasonably be expected to result in a material increase to the Tax liability of the Company and its Subsidiaries), enter into a tax sharing or tax indemnity agreement, make any material change in any of its methods of Tax accounting or settle or compromise any material Tax claim, notice, audit, investigation, assessment or other proceeding; (s) terminate, cancel, amend or modify any material insurance coverage policy maintained by the Company or any of its Subsidiaries that is not concurrently replaced by a comparable amount of insurance coverage, other than renewals in the ordinary course of business; (t) amend, terminate or allow to lapse, any material Permits of the Company in a manner that adversely impacts in any material respect the ability to conduct its business;

45 (u) engage in any transaction, or enter into any agreement, arrangement or understanding, with any Affiliate of the Company or other Person that would be required to be disclosed pursuant to Item 404 in the Company SEC Documents; or (v) commit to do any of the foregoing. Section 6.02. Company Shareholders Meeting. The Company shall (a) as soon as reasonably practicable following the date the SEC staff advises that it has no further comments on the Proxy Statement or that the Company may commence mailing the Proxy Statement, duly call and give notice of, and commence mailing of the Proxy Statement to the holders of Company Common Shares as of the record date established for, a meeting of holders of the Company Common Shares for purposes of seeking the Company Shareholder Approval (the “Company Shareholders Meeting”), (b) reasonably cooperate with Parent in initiating a “broker search” in accordance with Rule 14a-13 of the 1934 Act as necessary to cause the Company to comply with its obligations set forth in the foregoing clause (a), and (c) as soon as reasonably practicable following the commencement of the mailing of the Proxy Statement pursuant to the foregoing clause (a), convene and hold the Company Shareholders Meeting in accordance with the CGCL and applicable requirements of the Nasdaq; provided that the Company may adjourn or postpone the Company Shareholders Meeting to a later date (i) with the consent of Parent or (ii) to the extent the Company believes in good faith that such adjournment or postponement is reasonably necessary (A) to ensure that any required supplement or amendment to the Proxy Statement is provided to the holders of Company Common Shares within a reasonable amount of time in advance of the Company Shareholders Meeting, (B) to allow reasonable additional time to solicit additional proxies necessary to obtain the Company Shareholder Approval (including after commencement of an Acquisition Proposal that is a tender offer or exchange offer), (C) to ensure that there are sufficient Company Common Shares represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the Company Shareholders Meeting or (D) otherwise where required to comply with Applicable Law; provided that, in the case of each of the foregoing clauses (i) and (ii), unless agreed in writing by the Company and Parent, any single such adjournment, recess or postponement shall be for a period of no more than ten (10) Business Days each and in no event later than the earlier of (x) two (2) months from the originally scheduled date and (y) four (4) Business Days prior to the End Date. Subject to Section 6.04, the Board of Directors shall recommend that the holders of the Company Common Shares adopt this Agreement, and the Company shall (1) include the Company Recommendation in the Proxy Statement, (2) use its reasonable best efforts to obtain the Company Shareholder Approval and (3) otherwise comply in all material respects with all legal requirements applicable to such meeting. Section 6.03. Access to Information. (a) From the date hereof until the Effective Time, subject to Applicable Law, the Company shall (i) give Parent and its Representatives, upon reasonable notice, reasonable access during normal business hours to the offices, properties, assets, books, records and personnel of the Company and its Subsidiaries, (ii) promptly furnish to Parent and its Representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct its Representatives to cooperate reasonably with Parent in its reasonable investigation of the Company and its Subsidiaries (provided that the Company’s investment bankers, attorneys, accountants and other advisors will not be required to furnish to Parent or its Representatives any of their internal documents or materials); provided that the Company may, in its sole discretion, designate any competitively sensitive material as “Outside Counsel Only Material” such that such materials and the information contained therein shall be furnished only to the outside counsel of Parent and will not be disclosed to any other Persons unless express permission is obtained in advance from the Company or its legal counsel. The Company shall have the right to have its Representatives present in any investigation pursuant to this Section 6.03, and such investigation shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company

46 and its Subsidiaries. Nothing in this Section 6.03 shall require the Company to provide any access to, or to disclose any, (A) information if providing such access or disclosing such information would violate any Applicable Law (including Competition Laws and Privacy and Data Security Requirements) or binding confidentiality obligation owed to a third party entered into prior to the date of this Agreement, (B) (x) communications between the Company and its investment bankers, attorneys, accountants and other advisors regarding the transactions contemplated by this Agreement or (y) subject to Section 6.04, any information relating to the negotiation of this Agreement, the valuation of the Merger or any financial or strategic alternatives thereto, or (C) information protected by attorney-client privilege (for all purposes in this Agreement, as such privilege is conceptualized under Applicable Law in the United States) to the extent such privilege cannot be protected by the Company through exercise of its reasonable best efforts; provided that, in the case of clauses (A) and (C), the Company shall use reasonable best efforts to allow for such access or disclosure in a manner that would not violate any such Applicable Law, binding confidentiality obligation or agreement or jeopardize the protection of the attorney-client privilege. No investigation by Parent or its Representatives shall affect or be deemed to modify or waive the representations and warranties of the Company set forth in this Agreement. (b) All information exchanged or otherwise received pursuant to Section 6.03(a) will be subject to the Confidentiality Agreement dated as of February 26, 2026, between the Company and Altaris, LLC (the “NDA”). No information or knowledge obtained in any investigation pursuant to this Section 6.03 shall affect or limit or be deemed to modify any representation or warranty made by any party hereunder or any rights or remedies available to any party under this Agreement. (c) Without limiting the generality of Section 6.03(a), the Company shall furnish to Parent (i) as promptly as practicable (and in any event within thirty (30) days after the end of each calendar month), any monthly financial information of the Company presented to or prepared by management of the Company, in each case, in the ordinary course of business; and (ii) any quarterly or annual financial statements or comparable information furnished to the Board of Directors (including in connection with any meeting of the Board of Directors) promptly after such financial statements are furnished to the Board of Directors. Section 6.04. No-Shop; Other Offers. (a) No-Shop. Except as otherwise expressly permitted by the remainder of this Section 6.04, until the earlier to occur of the termination of this Agreement pursuant to Article 10 and the Effective Time, (x) the Company will, and will cause its Subsidiaries and its and their respective officers and directors to, and will instruct and use its reasonable best efforts to cause each of its and their respective other Representatives to immediately cease and cause to be terminated any discussions or negotiations with any Person that would be prohibited by this Section 6.04 and will cease providing any further information with respect to the Company or any Acquisition Proposal to any such Person or its Representatives, and (y) the Company shall not, shall cause its Subsidiaries not to and shall instruct and use its reasonable best efforts to cause its and their respective Representatives not to: (i) solicit, initiate or take any action to knowingly facilitate or encourage the submission of any inquiry or proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, (ii) participate in any discussions or negotiations with, furnish any material nonpublic information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, or otherwise knowingly cooperate with, any Third Party, in each case relating to an Acquisition Proposal by such Third Party,

47 (iii) (A) withhold, withdraw, qualify or modify (in a manner adverse to Parent or Merger Sub) (or publicly propose or resolve to withhold, withdraw, qualify or modify (in a manner adverse to Parent or Merger Sub)) the Company Recommendation, (B) authorize, adopt, approve or recommend, or publicly propose to authorize, adopt, approve, recommend or declare advisable, any Acquisition Proposal, (C) fail to include the Company Recommendation in the Proxy Statement in accordance with Section 6.02, (D) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the 1934 Act within five (5) Business Days after the commencement (within the meaning of Rule 14d-2 under the 1934 Act) of such tender offer or exchange offer or fail to publicly reaffirm the Company Recommendation within ten (10) Business Days after Parent so requests in writing following a publicly announced Acquisition Proposal (it being understood that the Company will have no obligation to make such reaffirmation more than one (1) time with respect to any particular Acquisition Proposal or any material publicly announced or disclosed amendment or modification thereto), or (E) except as expressly permitted by, and after compliance with, this Section 6.04, approve or recommend, or declare advisable or propose to enter into, or cause or permit the Company to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar binding agreement with respect to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement permitted by Section 6.04(b) relating to any Acquisition Proposal) (any of the foregoing in clauses (A) through (E), an “Adverse Recommendation Change”), (iv) enter into any merger agreement, acquisition agreement, option agreement, share exchange agreement, joint venture agreement, other agreement providing for an Acquisition Proposal, or (v) resolve or agree to do any of the foregoing; provided that the foregoing shall not prohibit the Company or any of its Subsidiaries from amending, modifying or granting any waiver or release under any standstill, confidentiality or similar agreement of the Company or any of its Subsidiaries to allow such Third Party to make an Acquisition Proposal; provided further, that the Company and any of its Subsidiaries may only take such action if the Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisor, that the failure to take such action would be reasonably expected to be inconsistent with its fiduciary duties under Applicable Law. Within two (2) Business Days after the date hereof, the Company shall (1) request in writing that each Person that has heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal or potential Acquisition Proposal promptly destroy or return to the Company all nonpublic information heretofore furnished by the Company or any of its Representatives to such Person or any of its Representatives in accordance with the terms of such confidentiality agreement and (2) terminate access to any physical or electronic data rooms relating to a possible Acquisition Proposal by such Person and its Representatives. (b) Exceptions. Notwithstanding anything contained in this Section 6.04 to the contrary, at any time prior to receipt of the Company Shareholder Approval: (i) the Company, directly or indirectly through its Representatives, may (A) engage in negotiations or discussions with any Third Party and its Representatives that has made a bona fide offer, inquiry, proposal or indication of interest with respect to an Acquisition Proposal after the date of this Agreement that did not result from a breach of this Section 6.04 and that the Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisor, constitutes or would reasonably be expected to lead to a Superior Proposal and (B) furnish to such Third Party or its Representatives nonpublic information relating to the Company or any of its Subsidiaries and afford access to the business, properties, assets, books or records and personnel

48 of the Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement; provided that, to the extent that any nonpublic information relating to the Company or its Subsidiaries is provided to any such Third Party or any such Third Party is given access which was not previously provided to or made available to Parent, such nonpublic information or access is promptly (and, in any event, within twenty-four (24) hours) provided or made available to Parent or its Representatives; and (ii) subject to compliance with Section 6.04(d), the Board of Directors may, if the Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisor, that the failure to take such action would be reasonably expected to be inconsistent with its fiduciary duties under Applicable Law, (A) in response to a bona fide offer, inquiry, proposal or indication of interest with respect to a written Acquisition Proposal made after the date of this Agreement that did not result from a breach of this Section 6.04 and that the Board of Directors has determined in good faith, after consultation with its outside legal counsel and financial advisor, constitutes a Superior Proposal, make an Adverse Recommendation Change or terminate this Agreement pursuant to and in accordance with Section 10.01(d)(i) in order to substantially concurrently enter into a written definitive agreement for such Superior Proposal or (B) in response to an Intervening Event, make an Adverse Recommendation Change. In addition, nothing contained in this Agreement shall prevent the Company or the Board of Directors (or any committee thereof) from (1) taking and disclosing to the Company’s shareholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the 1934 Act (or any similar communication to shareholders in connection with the making or amendment of a tender offer or exchange offer) or from making any legally required disclosure to shareholders with regard to the transactions contemplated by this Agreement or an offer, inquiry, proposal or indication of interest with respect to an Acquisition Proposal; provided that the Company shall not make any voluntary public disclosure regarding any non-public Acquisition Proposal except as otherwise expressly permitted by this Section 6.04 or as required by Applicable Law; provided further that neither the Company nor the Board of Directors (nor any committee thereof) may make an Adverse Recommendation Change unless expressly permitted by this Section 6.04(b), (2) issuing a “stop, look and listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the 1934 Act or (3) contacting and engaging in discussions with any person or group and their respective Representatives who has made an offer, inquiry, proposal or indication of interest with respect to an Acquisition Proposal that was not solicited in breach of this Section 6.04 solely for the purpose of clarifying such offer, inquiry, proposal or indication of interest and the terms thereof or informing such Third Party of the restrictions imposed by this Section 6.04. (c) Required Notices. Prior to the earlier of the termination of this Agreement pursuant to Article 10 and the Effective Time, the Company shall notify Parent promptly (and in any event within twenty-four (24) hours) of the receipt by the Company of any Acquisition Proposal or any material amendment or modification to the material terms of any Acquisition Proposal, and such notice shall include, to the extent then known to the Company, the identity of the Person making the Acquisition Proposal, the material terms and conditions thereof and, if applicable, copies of any written request, proposal or offer, including proposed agreements and any other documents or written communications related thereto and thereafter the Company shall notify Parent, on a prompt basis (and, in any event, within twenty-four (24) hours), of any material developments, discussions or negotiations with respect to the status and terms of any such proposal, inquiry, indication of interest or offer (including any amendments thereto). (d) Last Look. Neither the Board of Directors nor the Company shall take any of the actions referred to in Section 6.04(b)(ii) unless

49 (i) the Company shall have notified Parent, in writing and at least four (4) Business Days prior to taking such action, of its intention to take such action, specifying, in reasonable detail, the reasons for the Adverse Recommendation Change, and (A) in the case of a Superior Proposal, attaching a copy of all proposed agreements and other documents and information contemplated by Section 6.04(c) for the Superior Proposal, if applicable, or (B) in the case of an Intervening Event, a reasonably detailed description of the facts and circumstances relating to such Intervening Event (in each case, which notice shall not constitute an Adverse Recommendation Change), (ii) during such four (4) Business Day period following the date on which such notice is received, the Company shall have and shall have caused its Representatives to, negotiate with Parent in good faith (to the extent Parent wishes to negotiate) to make such adjustments to the terms and conditions of this Agreement as Parent may propose, (iii) upon the end of such notice period (or such subsequent notice period as contemplated by clause (iv) below), the Board of Directors shall have considered in good faith any revisions to the terms of this Agreement proposed in writing by Parent that, if accepted by the Company, would be binding upon Parent, and shall have determined in good faith, after consultation with its outside legal counsel and financial advisors, that the Superior Proposal would nevertheless continue to constitute a Superior Proposal (or in the case of an Intervening Event, would not obviate the need to effect the Adverse Recommendation Change) and (iv) in the event of any change to any of the financial terms (including the form, amount and timing of payment of consideration) or any other material terms of such Superior Proposal, the Company shall, in each case, have delivered to Parent an additional notice consistent with that described in clause (i) above and a new notice period under clause (i) shall commence (provided that the notice period thereunder shall instead be equal to the longer of the remainder of the four (4) Business Day period described above or three (3) Business Days) during which time the Company shall be required to comply with the requirements of this Section 6.04(d) anew with respect to such additional notice, including clauses (i) through (iii) above. (e) Definition of Superior Proposal. For purposes of this Agreement, “Superior Proposal” means a bona fide, written Acquisition Proposal (but substituting “fifty percent (50%)” for all references to “fifteen percent (15%)” in the definition of such term) that the Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisor, is more favorable from a financial point of view to the Company’s shareholders than the Merger, in each case, taking into consideration the timing, likelihood of consummation, legal, financial, regulatory and other aspects of such Acquisition Proposal, including the financing terms thereof, and any other relevant factors determined by the Board of Directors and, if applicable, any changes to the terms of this Agreement proposed by Parent pursuant to this Section 6.04 that, if accepted by the Company, would be binding upon Parent. (f) Definition of Intervening Event. For purposes of this Agreement, “Intervening Event” means an event, fact, circumstance, development or occurrence that (i) was not known to or reasonably foreseeable by the Board of Directors as of the date of this Agreement, which event or circumstance becomes known to or by the Board of Directors prior to receipt of the Company Shareholder Approval or (ii) was known to or reasonably foreseeable by the Board of Directors as of the date of this Agreement, but the consequences of which (or the magnitude thereof) were not, and, in each case, does not relate to an Acquisition Proposal or other inquiry, discussion, proposal or request that would reasonably be expected to lead to an Acquisition Proposal; provided that in no event shall the following constitute or be taken into account in determining the existence of an Intervening Event: (A) the Company exceeding any internal or published revenue or earnings forecasts or projections for any period, (B) changes in the market price or trading volume of Company Common Shares; provided that in the case of the foregoing clauses (A) and

50 (B), the underlying causes of such Effect may be considered and taken into account in determining whether there has been an Intervening Event, (C) any event, fact, circumstance, development or occurrence consisting of or resulting from a breach of this Agreement by the Company or any of its Subsidiaries, or (D) any event, fact, circumstance, development or occurrence that relates solely to Parent or its Affiliates. Section 6.05. Stock Exchange Delisting. Prior to the Effective Time, the Company shall cooperate with Parent and use its commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under Applicable Laws and the rules and policies of the Nasdaq to enable the delisting by the Surviving Corporation of the Company Common Shares from the Nasdaq and the deregistration of the Company Common Shares under the 1934 Act as promptly as practicable after the Effective Time. Section 6.06. Resignations. At or prior to the Closing, the Company shall use commercially reasonable efforts to deliver to Parent the resignation of each member of the Board of Directors, in each case, effective as of (and conditioned upon) the Closing. Section 6.07. Financing Cooperation. (a) Prior to the earlier of the Effective Time and the valid termination of this Agreement in accordance with Section 10.01, the Company shall cause the Company’s employees and other Representatives with customary and appropriate seniority and expertise to use their reasonable best efforts to provide such cooperation in connection with the arrangement of the Financing as is reasonably requested by Parent. Such assistance shall include using reasonable best efforts to assist Parent in connection with arranging the Financing, including using reasonable best efforts to do the following, each of which shall be at Parent’s sole cost and expense (other than financial statements and other information that is prepared in the ordinary course of business notwithstanding the assistance contemplated hereby): (i) deliver to Parent the Debt Financing Deliverables; (ii) assist in the preparation, negotiation and execution of the Debt Financing Documents, including one or more credit agreements, pledge and security agreements, assignments, guarantees, certificates (including a solvency certificate) and other definitive financing documents as may be reasonably requested by any Parent Related Party (including furnishing all (A) information relating to the Company and its Subsidiaries and their respective businesses to be included in any schedules thereto or in any perfection certificates, (B) stock certificates and any other pledged collateral to the extent held by the Company and its Subsidiaries) and (C) any other customary items reasonably requested by a Parent Related Party that are typically required for the Financing and reasonably available to the Company; provided, that the foregoing documentation (or, as applicable, the pledge of such pledged collateral) (other than the customary authorization letters described herein) shall be subject to the occurrence of the Closing and become effective no earlier than the Effective Time; (iii) make available to Parent, its advisors and its Debt Financing Sources such financial and other pertinent information regarding the Company and each Subsidiary of the Company as may be reasonably requested by Parent, its advisors or its Debt Financing Sources, including (A) the financial statements and other information necessary to satisfy the conditions set forth in Exhibit C of the Debt Commitment Letter, (B) unaudited financial statements of the Company for each fiscal quarter of the Company ended forty-five (45) days prior to the Closing and the audited financial statements of the Company for any fiscal year of the Company ended ninety (90) days prior to the Closing, (C) such information as is necessary to allow Parent, its advisors and its Debt Financing Sources to prepare pro forma financial statements, provided that the Company shall not

51 be required to prepare any pro forma financial statements or pro forma adjustments or provide any information regarding Parent, its Affiliates, the Financing, post-Closing capitalization, ownership, cost savings, synergies or other pro forma adjustments, and (D) customary authorization letters (including customary representations with respect to accuracy of information and material non- public information); and (iv) assist with the preparation of lender and investor presentations, rating agency presentations, bank information memoranda, marketing materials and other similar documents and materials in connection with the Debt Financing and cause the Company’s Chief Executive Officer, Chief Financial Officer, and any other employees or representatives with customary and appropriate seniority and expertise to participate in a reasonable number of meetings, presentations, road shows, drafting sessions and due diligence sessions (in each case, including via video conference) with providers or potential providers of the Debt Financing and ratings agencies and otherwise assisting in the marketing efforts of Parent and its Debt Financing Sources, in each case solely with respect to reasonably requested information regarding the Company and its Subsidiaries; (v) cooperate with Parent’s legal counsel by providing customary information concerning the Company and its Subsidiaries that is readily available to the Company in connection with the preparation of legal opinions that such legal counsel may be required to deliver in connection with the Debt Financing; (vi) facilitate the taking of customary corporate or other organizational actions that are reasonably necessary to permit the consummation of the Debt Financing or Alternative Financing; (vii) facilitate the granting of a security interest in (and the perfection thereof) the collateral securing the Debt Financing or Alternative Financing; and (viii) take other customary and reasonable actions that are reasonably necessary or advisable to permit the consummation of the Debt Financing at the Closing. provided, that nothing in this Section 6.07 shall require (w) any such action to the extent it would (1) unreasonably and materially interfere with the business or operations of the Company or require the Company to agree to pay any fees, reimburse any expenses or give any indemnities, in any case prior to the Closing, for which Parent does not agree to promptly reimburse or indemnify it, as the case may be, under this Agreement or (2) require the Company, or any of its Subsidiaries or their respective Representatives to execute, deliver or enter into any Debt Financing Document (other than the customary authorization letters described herein) prior to the Closing (unless subject to the consummation of the Merger), or for any individual officer to incur any personal liability in connection with the Debt Financing or any Alternative Financing, (x) any of the Board of Directors or the board of directors (or other similar governing body) of any of the Company’s Subsidiaries to adopt resolutions or take any other corporate or organizational action approving or authorizing the Debt Financing Documents, the Debt Financing or any Alternative Financing prior to the Closing, except to the extent subject to, conditioned upon and effective no earlier than the consummation of the Merger, and (y) the Company or any of its Subsidiaries to provide any information to the extent it would (1) violate Applicable Law or the provisions of any Company Contract not entered in contemplation hereof (including any confidentiality agreement or similar agreement or arrangement) to which the Company or any of its Subsidiaries is a party, (2) jeopardize any attorney-client or other legal privilege or (3) violate any applicable confidentiality obligation not entered in contemplation hereof of the Company or any of its Subsidiaries, so long as, in each case, the Company provides Parent written notice of any information so withheld and reasonably cooperates with Parent in seeking to allow disclosure of such information in a manner that is not reasonably likely to violate such Applicable Law or Company

52 Contract, jeopardize such attorney-client or other legal privilege or violate any such confidentiality obligation. (b) Parent shall use its reasonable best efforts to provide the Company and its financial advisors and its outside counsel a reasonable opportunity to review the relevant portions of drafts of any lender presentations, investor presentations, rating agency presentations, bank information memoranda, marketing materials and other similar documents or materials prepared by or on behalf of Parent or any Debt Financing Source to the extent such portions contain information relating to the Company or any of its Subsidiaries, and Parent shall consider in good faith any comments provided by the Company or its outside counsel with respect thereto. Parent shall remove or correct any information in such materials relating to the Company or any of its Subsidiaries to which the Company reasonably objects on the basis that such information is materially inaccurate, materially misleading, or solely with respect to such documents and materials to be provided to lenders or investors that do not wish to receive material non-public information, constitutes material non-public information that has not been publicly disclosed or otherwise cleansed in a manner reasonably satisfactory to the Company. (c) Parent shall indemnify and hold harmless the Company and its Subsidiaries, and each of their respective Representatives, from and against any and all losses incurred in connection with any information, assistance or activities provided under this Section 6.07, except to the extent arising from (i) any misrepresentation or material inaccuracy of information furnished in writing or failure to state a material fact pertinent to the information provided, in each case by or on behalf of the Company or its Subsidiaries, including financial statements (provided that the exception in this clause (i) shall not apply to losses to the extent arising from Parent’s or any Debt Financing Source’s use of information after the Company has reasonably objected to such information pursuant to Section 6.07(b) and Parent has failed to remove or correct such information in accordance with Section 6.07(b)), or (ii) the gross negligence, fraud, bad faith or willful misconduct of the Company, any of its Subsidiaries or any of their respective employees or Representatives, in each case as determined by a final, non-appealable judgment of a court of competent jurisdiction. (d) The Company hereby consents to (i) the use of the financial statements and other information provided under this Section 6.07 in connection with the Financing and (ii) the use of the logos of the Company and each of its Subsidiaries in connection with the Debt Financing; provided, that such logos shall be used solely in a manner that is not intended to harm, disparage or otherwise adversely affect the Company and/or its Subsidiaries or their reputation or goodwill. (e) All Confidential Information (as such term is defined in the NDA) obtained by Parent or its Representatives shall be kept confidential in accordance with the NDA, except that Parent shall be permitted to disclose such information to Parent’s or its Affiliates’ Debt Financing Sources, rating agencies and prospective lenders and investors in connection with the arrangement and/or syndication of the Financing subject to their entering into customary confidentiality undertakings with respect to such Confidential Information. (f) The Company will be deemed to be in compliance with this Section 6.07 at all times unless and until (i) Parent provides written notice (the “Non-Cooperation Notice”) to the Company of any alleged failure to comply, or action or failure to act which could be believed to be a breach of this Section 6.07; (ii) Parent includes in such Non-Cooperation Notice reasonable detail regarding the cooperation required to cure such alleged failure (which will not require the Company to provide any cooperation that it would not otherwise be required to provide under this Section 6.07); and (iii) the Company fails to take the actions specified in such Non-Cooperation Notice within three (3) business days from receipt of such Non- Cooperation Notice.

53 ARTICLE 7 COVENANTS OF PARENT Section 7.01. Obligations of Merger Sub. Parent shall cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. Immediately following the execution of this Agreement, Parent, as sole member of Merger Sub, shall adopt this Agreement. Section 7.02. Certain Payments. As soon as practicable after the Effective Time (and in no event later than the next regularly scheduled payroll run of the Company or Surviving Corporation that is at least five (5) Business Days following the Closing Date), Parent shall cause the Surviving Corporation to make the payments set forth on Schedule 7.02 pursuant to the Company’s or the Surviving Corporation’s ordinary payroll practices, subject to any applicable withholding. Section 7.03. Director and Officer Liability. Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following: (a) For six (6) years after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless the present and former directors, officers and employees, of the Company and its Subsidiaries and any individuals serving in such capacity at or with respect to other Persons at the Company’s or its Subsidiaries’ request (each, an “Indemnified Person”) from and against any losses, damages, liabilities, costs, expenses (including reasonable attorneys’ fees), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) in respect of the Indemnified Persons’ having served in any such capacity prior to the Effective Time, in each case to the fullest extent permitted by the CGCL or any other Applicable Law or provided under the Company’s certificate of incorporation and bylaws or other organizational documents of the Company or any of its Subsidiaries in effect on the date hereof. If any Indemnified Person is made party to any Proceeding arising out of or relating to matters that would be indemnifiable pursuant to the immediately preceding sentence, Parent shall, and shall cause the Surviving Corporation to, advance reasonable fees, costs and expenses (including attorneys’ fees and disbursements) as incurred by such Indemnified Person in connection with and prior to the final disposition of such Proceeding. (b) For six (6) years after the Effective Time, Parent shall cause to be maintained in effect provisions in the certificate of incorporation, bylaws or other organizational documents of the Surviving Corporation and its Subsidiaries (or in such documents of any successor to the business of the Surviving Corporation or any such Subsidiary) regarding elimination of liability of directors, indemnification of directors, officers, and employees and advancement of reasonable fees, costs and expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of this Agreement. (c) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, honor and comply with their respective obligations under any indemnification agreement with any Indemnified Person, and not amend, repeal or otherwise modify any such agreement in any manner that would adversely affect any right of any Indemnified Person thereunder. (d) Prior to the Effective Time, the Company shall or, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for the noncancelable extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and the Company’s existing employment practices and fiduciary liability insurance policies (collectively, “D&O Insurance”), which D&O Insurance shall:

54 (i) be for a claims reporting or discovery period of at least six (6) years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time, (ii) be from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance and (iii) have terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies as of the date hereof with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against an Indemnified Person by reason of his or her having served in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions contemplated hereby). If the Company or the Surviving Corporation for any reason fails to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall continue to maintain in effect, for a period of at least six (6) years from and after the Effective Time, the D&O Insurance in place as of the date hereof with the Company’s current insurance carrier or with an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies as of the date hereof, or the Surviving Corporation shall purchase from the Company’s current insurance carrier or from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance comparable D&O Insurance for such six (6)-year period with terms, conditions, retentions and limits of liability that are no less favorable than as provided in the Company’s existing policies as of the date hereof; provided that in no event shall Parent or the Surviving Corporation be required to expend for such policies pursuant to this sentence an annual premium amount in excess of three hundred percent (300%) of the premium amount per annum for the Company’s existing policies; and provided, further, that if the aggregate premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding such amount. (e) If Parent, the Surviving Corporation or any of its successors or assigns: (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.03. (f) The rights of each Indemnified Person under this Section 7.03 will be in addition to any rights such Person may have under the articles of incorporation or bylaws of the Company or any of its Subsidiaries, under the CGCL or any other Applicable Law or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. These rights will survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person. Section 7.04. Employee Matters.

55 (a) Parent hereby acknowledges and agrees that a “Change in Control” (or similar phrase) within the meaning of the Company Equity Plan and other Company Plans containing change in control provisions will occur as of the Effective Time. From and after the Effective Time, Parent shall cause the Surviving Corporation (or one or more of its Subsidiaries, as applicable) to assume, honor and provide all the Company Plans in accordance with their terms in effect as of the Effective Time, including by paying (i) any amount payable by the Company, the Surviving Corporation or their Subsidiaries at or at any time after the Closing to any current or former manager, employee, officer, director or consultant of the Company or its Subsidiaries pursuant to any plan, program, policy or arrangement (written or oral) adopted prior to the Closing providing for any transaction bonus, compensation or other similar amounts payable in connection with the consummation of the transactions contemplated by this Agreement, and (ii) any Taxes payable by the Company, the Surviving Corporation or their Subsidiaries triggered by any of the payments identified in clause (i) above. (b) For a period commencing at the Effective Time and ending on the date that is twelve (12) months thereafter (or such earlier date that any Continuing Employee terminates employment), Parent shall cause each Continuing Employee to receive (i) an annual rate of salary and wages that is no less favorable than the annual rate of salary and wages provided to such Continuing Employee as of immediately prior to the Effective Time, (ii) annual cash incentive compensation opportunities (excluding any equity, change in control, retention or similar payments) that are no less favorable in the aggregate than the annual cash incentive compensation opportunities provided to such Continuing Employee prior to the Effective Time, (iii) severance benefits and protections no less favorable than those described in Section 7.04(b) of the Company Disclosure Schedule and (iv) all other compensation and employee benefits (other than, equity- based plan, defined benefit pension plan, severance benefits, change in control, retention, retiree welfare benefit or long-term incentive plans) that are substantially comparable in the aggregate to all other compensation and employee benefits (other than, equity-based plans, defined benefit pension plan, severance benefits, change in control, retention, retiree health or long-term incentive plans) provided to such Continuing Employee as of immediately prior to the Effective Time (including severance eligibility and paid time off). (c) Parent shall cause the Surviving Corporation and any of its respective Subsidiaries (and any of their respective third-party insurance providers or third-party administrators) to (i) use its commercially reasonable efforts to waive all limitations as to any pre-existing condition or waiting periods with respect to participation and coverage requirements applicable to each Continuing Employee under any employee benefit plan in which such Continuing Employees may be eligible to participate as of or after the Effective Time, to the extent pre-existing conditions and waiting periods did not apply or were satisfied under a similar Company Plan prior to the Effective Time, and (ii) credit each Continuing Employee, as of and after the Effective Time, for any copayments, deductibles, offsets or similar payments made under the relevant group health plan of the Company or any of its Subsidiaries during the plan year that includes the Effective Time for purposes of satisfying any applicable copayment, deductible, offset or similar requirements under the comparable group health plans of Parent, Merger Sub or any of their respective Subsidiaries (including the Surviving Corporation and its Subsidiaries). In addition, as of the Effective Time, Parent shall cause the Surviving Corporation and any applicable Subsidiary to give all Continuing Employees full credit for such Continuing Employees’ service with the Company or any of its Subsidiaries for purposes of eligibility, vesting and accrual of paid-time off, but for no other purposes under any compensation and benefit plans, programs, policies, agreements and arrangements maintained by Parent, Merger Sub or an applicable Subsidiary (including the Surviving Corporation and its Subsidiaries) in which any Continuing Employee is eligible to participate after the Effective Time, to the same extent and for the same purpose that such service was credited for under any similar Company Plan immediately prior to the Effective Time, provided that such credit for service shall not apply to the extent it would result in a duplication of benefits or compensation.

56 (d) The provisions of this Section 7.04 are solely for the benefit of the parties to this Agreement, and no Company Service Provider or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Section 7.04. Nothing herein shall, or be deemed to, (i) establish, terminate, amend or modify any Company Plan or any other compensation or benefit plan, program, policy, agreement or arrangement maintained or sponsored by Parent, Merger Sub, the Company or any of their respective Affiliates (including the Surviving Corporation and its Subsidiaries); (ii) alter or limit Parent’s, Merger Sub’s or any of their respective Affiliates’ (including the Surviving Corporation’s) ability to establish, terminate, amend or modify any particular benefit plan, program, policy, agreement or arrangement; or (iii) confer upon any Company Service Provider any right to employment or continued employment for any period of time by reason of this Agreement, or any right to a particular term or condition of employment. Section 7.05. Financing. (a) Prior to the earlier of the Effective Time and the valid termination of this Agreement in accordance with Section 10.01, Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary or advisable to arrange and obtain and consummate the Financing on or prior to the Closing Date, including, but not limited to, using its reasonable best efforts with respect to the following items: (i) until the funding of the Financing at or prior to the Closing, maintaining in effect the Commitment Letters (subject to replacement in compliance with this Agreement or as required by this Section 7.05 following a Financing Failure Event); (ii) satisfying (or cause to be satisfied) on a timely basis (or, if applicable, obtaining waivers of) all conditions set forth in the Debt Commitment Letter applicable to Parent and Merger Sub that are within their control (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing); (iii) negotiating, executing and delivering Debt Financing Documents that reflect terms not materially less favorable to Parent, Merger Sub or the Company than the terms contained in the Debt Commitment Letter; (iv) in the event that the conditions set forth in Section 9.01 and Section 9.02 and the Debt Commitment Letter have been satisfied or, upon funding would be satisfied, causing the Debt Financing Sources to fund the amount of the Debt Financing, when combined with any Equity Financing and/or cash on hand or other sources of funds immediately available to Parent and Merger Sub necessary to fund the Required Funding Amount; and (v) enforcing Parent’s rights under the Debt Commitment Letter in the event of a Financing Failure Event (provided that in no event shall any Parent Related Party be required to commence litigation to seek damages or to cause the Debt Financing Sources to consummate the Debt Financing). Notwithstanding anything to the contrary contained in this Agreement, in no event shall the reasonable best efforts of Parent require or be deemed or construed to require Parent to (A) seek equity financing other than the Equity Financing or (B) pay any fees in excess of those contemplated by the Debt Commitment Letter (whether to secure waiver of any conditions contained therein or otherwise). (b) Parent shall give the Company prompt notice of any actual or threatened (in writing) Financing Failure Event of which Parent or its Affiliates becomes aware. Without limiting Parent’s other obligations under this Section 7.05, if a Financing Failure Event occurs, Parent shall (i) promptly notify the Company of such Financing Failure Event and the reasons therefor, (ii) use its reasonable best efforts to obtain alternative financing (“Alternative Financing”) from the original Debt Financing Sources or alternative Debt Financing Sources (on terms and conditions that are not materially less favorable to Parent, Merger Sub or the Company than those set forth in the Debt Commitment Letter); provided, that the Parent Related Parties shall not be required to (x) pay any fees in excess of those contemplated by the Debt Commitment Letter or (y) agree to economic terms that are materially less favorable (taken as a whole) than those contemplated by the Debt Commitment Letter as in effect on the date hereof, in an amount, when combined with any Equity Financing, any available portion of Debt Financing, and/or cash on hand or other sources of funds immediately available to Parent and the Merger Sub, sufficient to pay the Required

57 Funding Amount, and (iii) use its reasonable best efforts to obtain, and when obtained, provide the Company with a true and complete copy of, a new financing commitment letter and related fee letter that provides for such Alternative Financing (with any such Alternative Financing being deemed to constitute “Debt Financing”, the commitment letter and fee letter with respect thereto (which fee letter may contain customary redactions) being deemed to constitute a “Debt Commitment Letter” and the definitive documentation with respect thereto being deemed to constitute the “Debt Financing Documents”). No Parent Related Party shall, without the prior consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), amend, modify, supplement, restate, substitute or replace any of the Commitment Letters except for (i) substitutions and replacements pursuant to the immediately preceding sentence and/or (ii) (1) with respect to the Debt Commitment Letter, only if such amendment, modification, supplement, restatement, substitution or replacement does not (A) reduce the aggregate amount of the Debt Financing below the amount, taking into account the Equity Financing and/or cash on hand or other sources of funds immediately available to Parent and the Merger Sub, necessary to fund the Required Funding Amount; or (B) impose new or additional conditions or expands any of the conditions to the receipt of the Debt Financing in a manner that would reasonably be expected to (I) materially delay or prevent the Closing or (II) make the timely funding of the Debt Financing or satisfaction of the conditions to obtaining the Debt Financing on or prior to the Closing Date materially less likely to occur (the limitations set forth in this clause (1), the “Prohibited Financing Amendments”); provided that, notwithstanding the foregoing, the Parent may amend, modify, supplement, restate, substitute or replace the Debt Commitment Letter (i) in accordance with the “market flex” provisions thereof, and/or (ii) to add lenders, lead arrangers, bookrunners, agents, managers or other entities who had not executed the Debt Commitment Letters as of the date of this Agreement; or (2) with respect to the Equity Commitment Letter, if such amendment, modification, supplement, restatement, substitution or replacement does not impose new or additional conditions or expands any of the conditions to the receipt of the Equity Financing. Upon written request from the Company, Parent shall keep the Company informed on a reasonably current basis and in reasonable detail of the status of Parent’s efforts to arrange the Debt Financing. Parent and Merger Sub expressly acknowledge and agree that their obligations under this Agreement, including their obligations to consummate the Merger, are not subject to, or conditioned on, Parent’s or Merger Sub’s receipt of financing. ARTICLE 8 COVENANTS OF PARENT AND THE COMPANY Section 8.01. Regulatory Undertakings. (a) Subject to the terms and conditions of this Agreement (including, for the avoidance of doubt, any actions taken by the Company permitted by Section 6.02 or Section 6.04), the Company and Parent shall use reasonable best efforts to take, or cause their Affiliates to take, all actions and do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the transactions contemplated by this Agreement as soon as practicable (and in any event, at least five (5) Business Days prior to the End Date), including (i) preparing and filing as promptly as practicable with any Governmental Authority or other Third Party all documentation to effect all necessary, proper or advisable filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other Third Party that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including the Required Regulatory Approvals, as soon as practicable (and in any event, at least five (5) Business Days prior to the End Date). (b) In furtherance and not in limitation of the foregoing, (x) each of the Company and Parent shall (and Parent shall cause its Affiliates to) make appropriate filings of Notification and Report Forms pursuant to the HSR Act with respect to the transactions contemplated hereby with the United States Federal

58 Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “Antitrust Division”), and (y) Parent shall cause its Affiliates to make the filings set forth on Section 8.01(b) of the Company Disclosure Schedule, in each case, as promptly as practicable and in any event within ten (10) Business Days after the date hereof (and such filings shall request early termination of any applicable waiting period under the HSR Act) and any other required filings in connection with the Required Regulatory Approvals or otherwise pursuant to other applicable Competition Laws as promptly as practicable after the date hereof, and furnish to the other party as promptly as practicable all information within its (or its Affiliates’) control requested by such other party and required for such other party to make any application or other filing to be made by it pursuant to any Applicable Law in connection with the transactions contemplated by this Agreement. Each of Parent and the Company shall: (i) respond as promptly as practicable to any inquiries received from the FTC or the Antitrust Division or any other Governmental Authority for additional information or documentary material that may be requested pursuant to the HSR Act or any other applicable Competition Laws and shall promptly take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other applicable Competition Laws as promptly as practicable and (ii) not extend any waiting period under the HSR Act or under any other applicable Competition Law or enter into any agreement with the FTC or the Antitrust Division or any other Governmental Authority not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto. Subject to the requirements of this Section 8.01, the parties shall coordinate, in good faith, on (i) the timing and strategy for obtaining any approvals, consents, registrations, waivers, permits, authorizations, exemptions, clearances, orders and other confirmations from the FTC, the Antitrust Division and any other Governmental Authority in connection with the transactions contemplated by this Agreement, and (ii) the overall development of the positions to be taken and the regulatory actions to be requested in any filing or submission with the FTC, the Antitrust Division or any Governmental Authority in connection with the transactions contemplated by this Agreement and in connection with any other inquiry or Proceeding by or before, or any negotiations with, any Governmental Authority relating thereto. Notwithstanding the foregoing, the parties understand and agree that the Parent may take the lead in such Proceedings including engaging outside consultants and experts as needed. (c) Without limiting the generality of the foregoing, each of the Company and Parent shall, and shall cause its respective Subsidiaries and Affiliates to, take all actions as may be necessary to obtain any authorization, consent or approval of a Governmental Authority or to avoid or eliminate any impediments under the HSR Act or any such other Competition Law or in connection with any Required Regulatory Approval so as to enable the consummation of the transactions hereby to occur as promptly as practicable and in any event no later than the End Date; provided, however, that none of Parent, Merger Sub or any of their Subsidiaries or Affiliates shall be required to (A) agree, propose, negotiate or offer to hold separate, sell, license, divest or otherwise dispose of any of the businesses or properties or assets of Parent, the Company or any of their respective Affiliates, (B) terminate, amend or assign any investments or other existing relationships, or any other contractual rights or obligations, (C) terminate any venture or other arrangement, (D) grant any right or commercial or other accommodation to, or enter into any contractual or other commercial relationship with, any Third Party, (E) impose limitations on Parent or any of its Affiliates (including Merger Sub) or the Company or any of its Subsidiaries with respect to how they own, retain, conduct or operate all or any portion of their respective businesses or assets, (F) effectuate any other change or restructuring of Parent or any of its Affiliates, or the Company or any of its Subsidiaries (clauses (A)–(F), a “Divestiture Action”). Each of the Company and Parent shall, and shall cause its respective Subsidiaries and Affiliates to, use its reasonable best efforts to oppose (1) any administrative or judicial Proceeding that is initiated or threatened to be initiated challenging this Agreement or the consummation

59 of the transactions contemplated hereby (including by using its reasonable best efforts to seek to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed) and (2) any request for, the entry of, and seek to have vacated or terminated, any Order that could restrain, prevent or delay the consummation of the transactions contemplated hereby, including in the case of either (1) or (2), by defending through litigation any Proceeding brought by any Person in any court or before any Governmental Authority. At the request of Parent, the Company shall agree to any Divestiture Action relating to the Company and its Subsidiaries; provided that any such action is conditioned upon the consummation of the Merger. (d) Each party shall: (i) promptly notify the other parties of any substantive communication to that party from the FTC, the Antitrust Division, any State Attorney General or any other Governmental Authority regarding this Agreement or the transactions contemplated hereby and, subject to Applicable Law, permit the other parties to review, reasonably in advance, any written communication or presentation proposed to be submitted to any Governmental Authority with respect to the foregoing and consider in good faith any comments such other party may provide thereto; (ii) not agree to participate in any substantive meeting or discussion with any Governmental Authority in respect of any filings, investigation or inquiry concerning any competition or antitrust matters in connection with this Agreement or the Merger and the other transactions contemplated hereby unless in each case it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate thereat; and (iii) furnish the other parties with copies of all filings (other than Item 4(c) and Item 4(d) documents) and material correspondences and communications (and memoranda setting forth the substance thereof) between them and their Affiliates and their respective representatives, on the one hand, and any Governmental Authority or members or their respective staffs, on the other hand, with respect to any Competition Laws in connection with this Agreement. The parties hereto will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto relating to Proceedings under any Competition Law. (e) Parent shall pay and be responsible for all applicable filing fees under the HSR Act and any other Competition Laws in connection with this Agreement. Each of the Company, on the one hand, and Parent, on the other hand, shall be responsible for the payment of such party’s own legal and consulting fees in connection therewith. Section 8.02. Certain Filings. (a) Promptly (and in any event within twenty (20) Business Days) following the date of this Agreement, the Company shall prepare (with the assistance and cooperation of Parent and Merger Sub as reasonably requested by the Company) and file or cause to be filed with the SEC a preliminary proxy statement relating to the Company Shareholders Meeting (as amended or supplemented, the “Proxy Statement”). (b) The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Proxy Statement, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be

60 obtained from parties to any Material Contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Proxy Statement and seeking timely to obtain any such actions, consents, approvals or waivers. (c) Parent shall, upon the Company’s request, promptly furnish to the Company all information concerning itself, its Subsidiaries, directors and officers and (to the extent reasonably available to Parent or its Subsidiaries) such other information concerning Parent or Merger Sub as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made to the SEC or the Nasdaq in connection with the Proxy Statement. Parent and the Company shall each use reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable after filing. Parent and its counsel shall be given a reasonable opportunity to review and comment on the Proxy Statement each time before it is filed with the SEC, and the Company shall give reasonable and good-faith consideration to any comments made by Parent and its counsel in connection therewith. The Company shall provide Parent and its counsel with (i) any comments or other communications, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to participate in the Company’s response to those comments and to provide comments on that response (to which reasonable and good-faith consideration shall be given). (d) If at any time prior to the receipt of the Company Shareholder Approval, any information relating to the Company, Parent, or any of their respective Affiliates, officers or directors, should be discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement, so that it would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall promptly be prepared and filed with the SEC and, to the extent required under Applicable Law, disseminated to the shareholders of the Company. Section 8.03. Public Announcements. The initial press release relating to this Agreement shall be a joint press release mutually agreed and issued by the Company and Parent. Except in connection with the matters contemplated by Section 6.04 or in connection with any dispute between the parties regarding this Agreement, the Merger or the other transactions contemplated hereby, Parent and the Company: (a) shall consult with each other before issuing any further press release, having any communication with the press (whether or not for attribution) or making any other public statement (including any announcement to officers or employees of the Company or its Subsidiaries), or scheduling any press conference or conference call with investors or analysts, with respect to this Agreement or the transactions contemplated hereby (other than any press release, communication, public statement, press conference or conference call which has a bona fide purpose that does not relate to this Agreement or the transactions contemplated hereby and in which this Agreement and the transactions contemplated hereby are mentioned only incidentally and in a manner consistent with previous press releases, public disclosures or public statements made jointly by the parties (or individually, if approved by the other party)) and (b) except in respect of any public statement or press release as may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association (provided, in such case, such party has given advance notice (and an opportunity to review and comment to the extent practicable) to the other party), shall not issue any such press release or make any such other public statement or schedule any such press conference or conference call before such consultation and without the prior written consent of the other party (which consent shall not be unreasonably withheld,

61 conditioned or delayed). Notwithstanding the foregoing, after the issuance of any press release or the making of any public statement with respect to which the foregoing consultation procedures have been followed, either party may issue such additional publications or press releases and make such other customary announcements without consulting with any other party hereto so long as such additional publications, press releases and announcements do not disclose any nonpublic information regarding the transactions contemplated by this Agreement beyond the scope of the disclosure included in a previous press release or public statement and such additional publications, press releases or announcements are otherwise consistent with those with respect to which the other party had consented (or been consulted) in accordance with the terms of this Section 8.03. Notwithstanding the foregoing, Altaris, LLC and its affiliated investment funds may engage in ordinary course communications consistent with past practice with their current or prospective investors of Altaris, LLC or its affiliated investment funds, in each case, who are subject to customary confidentiality obligations and Applicable Law with respect to such communications. Section 8.04. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger. Section 8.05. Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Company Common Shares in connection with the transactions contemplated by this Agreement (including derivative securities of such Company Common Shares) by each individual who is subject to the reporting requirements of Section 16(a) of the 1934 Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the 1934 Act. Section 8.06. Notices of Certain Events. Each of the Company and Parent shall promptly notify the other of any of the following: (a) any written notice or other written communication from any Governmental Authority in connection with the transactions contemplated by this Agreement (other than such notices or communications contemplated by Section 8.01, which shall be governed by such Section); and (b) any Proceedings (other than an investigation not within the Knowledge of the Company) commenced or, to its Knowledge, threatened in writing against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or Parent or any of its Subsidiaries, as the case may be, that relate to the consummation of the transactions contemplated by this Agreement; provided that a party’s good-faith failure to comply with this Section 8.06 shall not constitute a breach of this Section 8.06, and shall not provide any other party the right not to effect, or the right to terminate, the transactions contemplated by this Agreement, except to the extent that any other provision of this Agreement independently provides such right. Section 8.07. Litigation and Proceedings. The Company shall promptly notify Parent of any action brought by shareholders of the Company against the Company and/or its directors relating to this Agreement, the Merger or the other transactions contemplated by this Agreement (whether directly or on behalf of the Company and its Subsidiaries or otherwise). Except as otherwise provided in Section 8.01(d), the Company shall control the defense or settlement of any litigation or other Proceedings against the Company or any of its directors or officers relating to this Agreement, the Merger or the other transactions contemplated by this Agreement; provided that, other than Proceedings between or among the parties

62 hereto, the Company shall give Parent the opportunity to consult with the Company prior to the Effective Time and keep Parent reasonably apprised on a reasonably prompt basis with respect to the defense or settlement of any litigation or other Proceedings against the Company or any of its directors or officers relating to this Agreement, the Merger and the other transactions contemplated by this Agreement, including by giving Parent an opportunity to participate, at Parent’s expense, in such litigation or other Proceedings; and provided, further, that, other than Proceedings between or among the parties hereto, the Company agrees that it shall not settle any such litigation or other Proceedings without the prior written consent of Parent, which shall not be unreasonably withheld, delayed or conditioned. Section 8.08. Takeover Statutes. If any “control share acquisition,” “fair price,” “moratorium,” “business combination” or other similar antitakeover statute or regulation shall become applicable to the transactions contemplated by this Agreement, each of the Company, Parent and Merger Sub and the respective members of their boards of directors, or other applicable governing body, managers, members or other authorized persons shall, to the extent permitted by Applicable Law, use reasonable best efforts to grant such approvals and to take such actions as are reasonably necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated herein and otherwise to take all such other actions as are reasonably necessary to eliminate or minimize the effects of any such statute or regulation on the transactions contemplated hereby. ARTICLE 9 CONDITIONS TO THE MERGER Section 9.01. Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or, to the extent permitted by Applicable Law, written waiver by Parent and the Company) of the following conditions: (a) the Company Shareholder Approval shall have been obtained in accordance with the CGCL; (b) no Order issued by any court of competent jurisdiction in any jurisdiction where the Company and its Subsidiaries conduct material operations prohibiting, rendering illegal or permanently enjoining the consummation of the Merger shall have taken effect and shall continue to be in effect, and no Applicable Law (whether temporary, preliminary or permanent) shall have been adopted or be effective, in each case that restrains, enjoins, prevents, prohibits or makes illegal the consummation of the Merger and shall continue to be in effect (such Order or Applicable Law, a “Legal Restraint”); and (c) any applicable waiting period under the HSR Act relating to the Merger (or extensions thereof) shall have expired or been terminated and any other Required Regulatory Approval set forth on Section 9.01(c) of the Company Disclosure Schedule shall have been made, obtained or received (or, as applicable, the waiting periods with respect thereto shall have expired or been terminated). Section 9.02. Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or, to the extent permitted by Applicable Law, written waiver by Parent) of the following additional conditions: (a) (i) the representations and warranties of the Company contained in Section 4.01(a) (Corporate Existence and Power), Section 4.02 (Corporate Authorization), Section 4.04(a) (Non- Contravention), Section 4.05 (other than Section 4.05(a), Section 4.05(b) and Section 4.05(c)) (Capitalization), Section 4.06 (Subsidiaries), Section 4.25 (Finders’ Fees) and Section 4.27 (Takeover Statutes) shall be true in all material respects as of the date of this Agreement and as of

63 the Effective Time (other than any such representations and warranties qualified by materiality or Company Material Adverse Effect qualifications, which shall be true in all respects) as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be so true only as of such time), (ii) the representations and warranties of the Company contained in Section 4.05(a), Section 4.05(b) and Section 4.05(c) (Capitalization) shall be true in all respects as of the date of this Agreement and as of the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be so true only as of such time), except, in each case, for any de minimis inaccuracies, (iii) the representations and warranties of the Company contained in Section 4.10(b) (Absence of Certain Changes) shall be true in all respects as of the date of this Agreement and as of the Effective Time as if made at and as of such time, and (iv) the other representations and warranties of the Company contained in this Agreement (disregarding all materiality and Company Material Adverse Effect qualifications contained therein) shall be true in all respects as of the date of this Agreement and as of the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be so true only as of such time), with only such exceptions in the case of this clause (iv) as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. provided that for purposes of determining whether the conditions in clauses (i), (iii), and (iv) have been satisfied, any Company Material Adverse Effect arising from any such failure shall be taken into account only to the extent such Company Material Adverse Effect is continuing as of the Closing. (b) The Company shall have performed in all material respects all covenants and obligations required to be performed by it under this Agreement at or prior to the Closing Date. (c) Since the date of this Agreement, no Company Material Adverse Effect shall have occurred and be continuing. (d) Parent shall have received a certificate signed by an executive officer of the Company on behalf of the Company to the effect that the conditions set forth in Section 9.02(a), Section 9.02(b) and Section 9.02(c) have been satisfied. Section 9.03. Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction (or, to the extent permitted by Applicable Law, written waiver by the Company) of the following additional conditions: (a) (i) the representations and warranties of Parent and Merger Sub contained in Section 5.01 (Organization, Existence and Power), Section 5.02 (Authorization), Section 5.04(a) (Non- Contravention), Section 5.08 (Finders’ Fees), Error! Reference source not found. (Solvency) and 0 (Ownership of Common Shares) shall be true in all material respects as of the date of this Agreement and as of the Effective Time as if made at and as of such time (other than any such representations and warranties qualified by materiality or Parent Material Adverse Effect qualifications, which shall be true in all respects) as if made at and as of such time (other than

64 representations and warranties that by their terms address matters only as of another specified time, which shall be so true only as of such time), (ii) the other representations and warranties of Parent and Merger Sub contained in this Agreement (disregarding all materiality and Parent Material Adverse Effect qualifications contained therein) shall be true in all respects as of the date of this Agreement and as of the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be so true only as of such time), with only such exceptions in the case of this clause (ii) as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and (b) Each of Parent and Merger Sub shall have performed in all material respects all covenants and obligations required to be performed by it under this Agreement at or prior to the Closing Date. (c) The Company shall have received a certificate signed by an officer of Parent on behalf of Parent to the effect that the conditions set forth in Section 9.03(a) and Section 9.03(b) have been satisfied. Section 9.04. Frustration of Closing Conditions. Neither the Company nor Parent may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 9.01, Section 9.02 or Section 9.03, as the case may be, to be satisfied if such failure was caused by such party’s breach of this Agreement. ARTICLE 10 TERMINATION Section 10.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the shareholders of the Company): (a) by mutual written agreement of the Company and Parent. (b) by either the Company or Parent, if: (i) the Merger has not been consummated on or prior to 12:01 a.m., New York City time, on February 10, 2027 (the “End Date”); provided, further that the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to any party whose action or failure to comply with its obligations under this Agreement has been the primary cause of, or has primarily resulted in, the failure of the Closing to occur on or prior to such date; or (ii) there shall be any Legal Restraint rendering illegal or permanently enjoining the consummation of the Merger and such Legal Restraint shall have become final and non-appealable; provided that the right to terminate this Agreement pursuant to this Section 10.01(b)(ii) shall not be available to a party if such Legal Restraint (or such Legal Restraint becoming final and nonappealable) was due to the material breach of such party of any representation, warranty, covenant or agreement of such party set forth in this Agreement; or (iii) at the Company Shareholders Meeting (including any adjournment or postponement thereof), which shall have been duly convened and at which a vote on the adoption of this Agreement has been taken, the Company Shareholder Approval shall not have been obtained.

65 (c) by Parent, if: (i) prior to receipt of the Company Shareholder Approval, an Adverse Recommendation Change shall have occurred; provided that Parent’s right to terminate this Agreement pursuant to this Section 10.01(c)(i) shall expire at 5:00 p.m. (New York time) on the 15th calendar day following the date on which Parent receives notice that such Adverse Recommendation Change has occurred; or (ii) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that (A) would cause any of the conditions set forth in Section 9.02(a) or Section 9.02(b) not to be satisfied and (B) is incapable of being cured or, if curable, has not been cured by the date that is thirty (30) days after the Company’s receipt of written notice thereof from Parent (or, if earlier, three (3) Business Days prior to the End Date); provided that the right to terminate this Agreement pursuant to this Section 10.01(c)(ii) shall not be available if Parent or Merger Sub is in breach of any provision of this Agreement or has failed to perform or comply with, or if there is any inaccuracy of, any of its representations, warranties, covenants or agreements set forth in this Agreement, and which breach, failure or inaccuracy caused or resulted in the failure of any of the conditions set forth in Section 9.03(a) or Section 9.03(b) to be satisfied. (d) by the Company, if: (i) prior to receipt of the Company Shareholder Approval, the Board of Directors authorizes the Company to enter into a written definitive agreement concerning a Superior Proposal in accordance with Section 6.04 (with such agreement being entered into substantially concurrently with the termination of this Agreement); provided that concurrently with such termination, the Company pays the Company Termination Fee payable pursuant to Section 10.03; or (ii) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement shall have occurred (A) that would cause the conditions set forth in Section 9.03(a) or Section 9.03(b) not to be satisfied and (B) that is incapable of being cured or, if curable, has not been cured by the date that is thirty (30) days after its receipt of written notice thereof from the Company (or, if earlier, three (3) Business Days prior to the End Date); provided that the right to terminate this Agreement pursuant to this Section 10.01(d)(ii) shall not be available if the Company is in breach of any provision of this Agreement or has failed to perform or comply with, or if there is any inaccuracy of, any of its representations, warranties, covenants or agreements set forth in this Agreement, and which breach, failure or inaccuracy caused or resulted in the failure of any of the conditions set forth in Section 9.02(a) or Section 9.02(b). (iii) (A) all of the conditions set forth in Section 9.01 and Section 9.02 (other than conditions which are to be satisfied by actions taken at the Closing, but which shall then be capable of satisfaction if the Closing were to occur on such date) have been and continue to be satisfied, (B) the Company has notified Parent in writing that all of the conditions set forth in Section 9.01 and Section 9.02 have been satisfied or, with respect to the conditions set forth in Section 9.02, validly waived (or would be satisfied or validly waived if the Closing were to occur on the date of such notice and other than the conditions set forth in Section 9.01 which may not be waived by any party) and it stands ready, willing and able to consummate the Merger at such time, (C) the Company shall have given Parent written notice at least three (3) Business Days prior to such termination stating that the Company’s intention is to terminate this Agreement pursuant to this

66 Section 10.01(d)(iii) and (D) Parent fails to consummate the Closing at the end of such three (3) Business Day period. The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give notice of such termination to the other parties specifying the provision of Section 10.01 pursuant to which this Agreement is being terminated, and setting forth in reasonable detail the facts and circumstances forming the basis for such termination pursuant to such provision. Section 10.02. Effect of Termination. (a) If this Agreement is terminated pursuant to Section 10.01, subject to Section 10.03 and Section 10.04, this Agreement shall become void and of no effect without liability of any party to the other parties hereto (or any shareholder, director, officer, employee, agent, consultant or representative of such party); provided that, subject to Section 10.03 and Section 10.04, if such termination shall result from Willful and Material Breach by any party or any fraud by any party, such party shall not be relieved or released from any liabilities or damages arising out of its Willful and Material Breach of any provision of this Agreement or its fraud. The NDA and the provisions of Section 6.03(b), Section 8.03, this Section 10.02, Section 10.03, Section 10.04 and Article 11 shall survive any termination hereof pursuant to Section 10.01. Notwithstanding anything in this Agreement to the contrary, in no event shall the Parent Related Parties have any monetary liability or obligation under this Agreement (including any monetary liability or obligation pursuant to Section 6.07, Section 7.05, this Section 10.02 (including monetary damages in lieu of specific performance, damages for Willful and Material Breach or fraud and any consequential, special, indirect, punitive or other damages) and Section 10.04) in an aggregate amount greater than the Parent Termination Fee, plus any Enforcement Expenses. Notwithstanding anything in this Agreement to the contrary, in no event shall the Company Related Parties have any monetary liability or obligation under this Agreement (including any monetary liability or obligation pursuant to this Section 10.02 (including monetary damages in lieu of specific performance, damages for Willful and Material Breach or fraud and any consequential, special, indirect, punitive or other damages) and Section 10.03) in an aggregate amount greater than Twenty-Six Million Dollars ($26,000,000.00), plus any Enforcement Expenses. (b) Notwithstanding anything to the contrary in this Agreement, it is agreed that, although the Company, in its sole discretion, may determine its choice of remedies hereunder, including by pursuing specific performance in accordance with, but subject to the limitations of, Section 11.13, under no circumstances will the Company or any of its Affiliates be permitted or entitled to receive both (x) a grant of specific performance that results in the occurrence of the Closing and (y) payment of any monetary damages. Section 10.03. Company Termination Fee. (a) If: (i) all three of the following conditions occur: (A) this Agreement is terminated pursuant to Section 10.01(b)(i) (End Date), Section 10.01(b)(iii) (Company Shareholder Approval), or Section 10.01(c)(ii) (Company Breach) or this Agreement is terminated under any other provision of Section 10.01, and at such time could have been terminated pursuant to Section 10.01(b)(i) (End Date), Section 10.01(b)(iii) (Company Shareholder Approval), or Section 10.01(c)(ii) (Company Breach), (B) an Acquisition Proposal shall have been publicly disclosed by any Person after the date of this Agreement and not withdrawn prior to such termination (in the case of a termination pursuant to Section 10.01(b)(i) (End Date) or Section 10.01(c)(ii) (Company Breach)) or the later of the Company Shareholders Meeting and any postponement or adjournment thereof (in the case of a termination pursuant to Section 10.01(b)(iii) (Company Shareholder

67 Approval)), and (C) at any time on or prior to the twelve (12) month anniversary of such termination, the Company or any of its Subsidiaries enters into a definitive agreement with respect to, or consummates, any transaction included within the definition of an Acquisition Proposal (provided, that all references in the definition of Acquisition Proposal to “fifteen percent (15%)” shall instead be references to “fifty percent (50%)”); (ii) this Agreement is terminated by Parent pursuant to Section 10.01(c)(i) (Adverse Recommendation Change); or (iii) this Agreement is terminated by the Company pursuant to Section 10.01(d)(i) (Superior Proposal); then, (1) in the case of Section 10.03(a)(i), within two (2) Business Days after the earlier of the entry into a definitive agreement with respect to any transaction included within the definition of Acquisition Proposal or the consummation of such transaction included within the definition of Acquisition Proposal, (2) in the case of Section 10.03(a)(ii), within two (2) Business Days after termination of this Agreement and (3) in the case of Section 10.03(a)(iii), concurrently with or prior to termination of this Agreement, the Company shall pay or cause to be paid a termination fee of Thirteen Million Dollars ($13,000,000.00) (in each case, such fee, the “Company Termination Fee”) to Parent by wire transfer of immediately available funds to an account designated in writing by Parent. Notwithstanding anything to the contrary in this Agreement, no Company Termination Fee shall be payable pursuant to Section 10.03(a)(i) in connection with a termination pursuant to Section 10.01(b)(i) (End Date) if, at the time of such termination, any condition set forth in Section 9.01(c) has not been satisfied, unless the failure of such condition to be satisfied was primarily caused by the Company’s breach of its obligations under Section 8.01. (b) Notwithstanding anything in this Agreement to the contrary, the parties agree that if this Agreement is terminated in accordance with any provision under which payment of the Company Termination Fee is required hereunder or is terminated at a time at which this Agreement is then terminable under any provision that would trigger the Company’s obligation to pay the Company Termination Fee, then, except in the case of fraud or a Willful and Material Breach occurring prior to such termination, upon receipt of such payment by Parent, (i) the payment of such Company Termination Fee in accordance with this Section 10.03, shall be the sole and exclusive remedy of Parent and Merger Sub for any loss suffered as a result of any breach of any representation, warranty, covenant or agreement in this Agreement or the failure of the transactions contemplated by this Agreement to be consummated, and (ii) none of the Company, its Subsidiaries or any of their respective former, current or future stockholders, directors, officers, Affiliates, agents or other Representatives (collectively, the “Company Related Parties”) shall have any further liability of any kind for any reason arising out of or in connection with the transactions contemplated by this Agreement. In the event that Parent or Merger Sub receives any payments from the Company in respect of a breach of this Agreement and thereafter Parent is entitled to receive the Company Termination Fee under this Section 10.03, the amount of such Company Termination Fee shall be reduced by the aggregate amount of any payments made by the Company to Parent or Merger Sub. In no event shall Parent be entitled to more than one payment of the full Company Termination Fee in connection with a termination of this Agreement pursuant to which such Company Termination Fee is payable. (c) Each of the parties hereto acknowledges that the Company Termination Fee is not intended to be a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent in the circumstances in which such Company Termination Fee is due and payable and which do not involve fraud or a Willful and Material Breach, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation

68 of the transactions contemplated by this Agreement, which amount would otherwise be impossible to calculate with precision. (d) Each of the Company, Parent and Merger Sub acknowledges that the agreements contained in this Section 10.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company, Parent and Merger Sub would not enter into this Agreement. Accordingly, if the Company fails to pay in a timely manner any amount due pursuant to Section 10.03(a), and, in order to obtain such payment, Parent or Merger Sub commences a suit that results in a judgment against the Company for the amounts set forth in this Section 10.03 or any portion thereof, then (i) the Company shall reimburse Parent for Enforcement Expenses and (ii) the Company shall pay to Parent interest on such amount from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made plus two percent (2%); provided, however, that in no event shall the Enforcement Expenses payable by the Company exceed Three Million Dollars ($3,000,000.00) in the aggregate. Section 10.04. Parent Termination Fee. If this Agreement is terminated by the Company pursuant to and in accordance with Section 10.01(d)(ii) or Section 10.01(d)(iii), Parent shall pay, or cause to be paid, to the Company the Parent Termination Fee by wire transfer (to an account designated by the Company) in immediately available funds within two (2) Business Days after such termination. (b) “Parent Termination Fee” shall mean a cash amount equal to Twenty-Six Million Dollars ($26,000,000.00). (c) Notwithstanding anything in this Agreement to the contrary, the parties agree that if this Agreement is terminated in accordance with any provision under which payment of the Parent Termination Fee is required hereunder or is terminated at a time at which this Agreement is then terminable under any provision that would trigger Parent’s obligation to pay the Parent Termination Fee, then, upon receipt of such payment by Company, (i) the payment of such Parent Termination Fee in accordance with this Section 10.04, shall be the sole and exclusive remedy of the Company for any loss suffered as a result of any breach of any representation, warranty, covenant or agreement in this Agreement or the failure of the transactions contemplated by this Agreement to be consummated, and (ii) none of the Parent Related Parties, any Debt Financing Sources or their respective Representatives shall have any further liability of any kind for any reason arising out of or in connection with the transactions contemplated by this Agreement. In the event that the Company receives any payments from Parent in respect of a breach of this Agreement and thereafter the Company is entitled to receive the Parent Termination Fee under this Section 10.04, the amount of such Parent Termination Fee shall be reduced by the aggregate amount of any payments made by Parent to the Company. In no event shall the Company be entitled to more than one payment of the full Parent Termination Fee in connection with a termination of this Agreement pursuant to which such Parent Termination Fee is payable. (d) Each of the parties hereto acknowledges that the Parent Termination Fee is not intended to be a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Company in the circumstances in which such Parent Termination Fee is due and payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated by this Agreement, which amount would otherwise be impossible to calculate with precision. (e) Each of the Company, Parent and Merger Sub acknowledges that the agreements contained in this Section 10.04 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company, Parent and Merger Sub would not enter into this Agreement.

69 Accordingly, if Parent fails to pay in a timely manner any amount due pursuant to Section 10.04(a), and, in order to obtain such payment, the Company commences a suit that results in a judgment against Parent for the amounts set forth in this Section 10.04 or any portion thereof, then (i) Parent shall reimburse Company for Enforcement Expenses and (ii) Parent shall pay to the Company interest on such amount from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made plus two percent (2%); provided, however, that in no event shall the Enforcement Expenses payable by Parent and Merger Sub exceed Three Million Dollars ($3,000,000.00) in the aggregate. ARTICLE 11 MISCELLANEOUS Section 11.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including e-mail, so long as a receipt of such e-mail is requested, in which case the receiving party shall use commercially reasonable efforts to confirm such receipt) and shall be given, if to Parent or Merger Sub, to: SP Evolution HoldCo II, LLC c/o Altaris, LLC 31 West 52nd Street, 17th Floor New York, NY 10019 Attention: Charles Mullens Matteo Foderaro E-mail: charles.mullens@altariscap.com matteo.foderaro@altariscap.com with a copy, which shall not constitute notice, to: Bass, Berry & Sims PLC 21 Platform Way South, Suite 3500 Nashville, TN 37203 Attn: Ryan Thomas Scott W. Bell Tyler D. Huseman Electronic Mail: rthomas@bassberry.com sbell@bassberry.com tyler.huseman@bassberry.com if to the Company, to: Simulations Plus, Inc. 800 Park Offices Drive, Suite 401 Research Triangle Park, NC 27709 Attention: Mr. Shawn O’Connor, CEO Email: shawn.oconnor@simulations-plus.com with a copy, which shall not constitute notice, to:

70 Procopio, Cory, Hargreaves & Savitch LLP 12544 High Bluff Drive, Suite 400 San Diego, CA 92130 Attention: Dennis J. Doucette Email: dennis.doucette@procopio.com or to such other address or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt. Section 11.02. No Survival of Representations and Warranties, Covenants and Agreements. The representations and warranties, covenants and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, except for (a) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and (b) those covenants and agreements set forth in Section 8.03(a) and this Article 11 (but, in the case of Section 11.13, only to the extent relating to obligations required to be performed after termination). Section 11.03. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that, after the Company Shareholder Approval has been obtained, there shall be no amendment or waiver that would require the further approval of the shareholders of the Company under the CGCL without such approval having first been obtained. (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law (except to the extent otherwise provided in Section 10.02). Section 11.04. Expenses. Whether or not the Merger is consummated, and except as otherwise expressly provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense. Section 11.05. Disclosure Schedule. The parties hereto agree that any reference in a particular section of the Company Disclosure Schedule shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are contained in the corresponding Section of this Agreement and (b) any other representations and warranties (or covenants, as applicable) of the Company that are contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties (or covenants, as applicable) is reasonably apparent on its face. The mere inclusion of an item in the Company Disclosure Schedule will not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Company Material Adverse Effect, and the disclosure therein of any allegations with respect to any alleged breach, violation or default under any contractual or other obligation, or any law, is not an admission that such breach, violation or default has occurred. Headings

71 and subheadings have been inserted in certain sections of the Company Disclosure Schedule for convenience of reference only and will not be considered a part of or affect the construction or interpretation of such sections. The information provided in the Company Disclosure Schedule is being provided solely for the purpose of making disclosures to Parent under this Agreement. In disclosing such information, the Company does not waive, and expressly reserves any rights under, any attorney-client privilege associated with such information or any protection afforded by the work-product doctrine with respect to any of the matters disclosed or discussed therein. Section 11.06. Binding Effect; Benefit; Assignment. (a) Subject to Section 11.06(b), the provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns and no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns, other than: (i) with respect to the provisions of Section 7.03 and Section 11.14, which shall inure to the benefit of the Persons benefiting therefrom who are intended to be third-party beneficiaries thereof; (ii) the right of any holders of Company Common Shares and Company Options to receive the Merger Consideration following the Effective Time in accordance with the terms and conditions of this Agreement, which shall inure to the benefit of the Persons benefitting therefrom who are intended to be third-party beneficiaries thereof; and (iii) the right of the Company, on behalf of the holders of Company Common Shares and Company Options (each of which are third-party beneficiaries of this Agreement to the extent required for this clause (iii) to be enforceable), to pursue specific performance as set forth in Section 11.13 or, if specific performance is not sought or granted as a remedy, damages (subject to the limitations in Section 10.02 and Section 10.04), in the event of a breach by Parent of this Agreement, it being agreed that in no event shall any such holder be entitled to enforce any of their rights, or any of Parent’s or Merger Sub’s obligations, under this Agreement in the event of any such breach, but rather the Company shall have the sole and exclusive right to do so, as agent for such holders. The parties further agree that the rights of third-party beneficiaries under clauses (i) and (ii) above shall not arise unless and until the Effective Time occurs. (b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto; provided that with respect to Parent and Merger Sub, this Agreement may be assigned upon or following the Closing for collateral security purposes to any Debt Financing Source. Any purported assignment, delegation or other transfer without such consent or otherwise consistent with the foregoing sentence shall be void. Section 11.07. Governing Law. This Agreement and any Proceeding arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state or other rules that would result in the application of the laws of a different jurisdiction. Section 11.08. Jurisdiction. The parties hereto agree that any Proceeding seeking to enforce any provision of, relating to, or in connection with this Agreement or the transactions contemplated hereby shall be brought exclusively in the Delaware Chancery Court or, if such court shall not have or declines jurisdiction, any federal court or other Delaware state court, in each case, located in New Castle County in the State of Delaware (collectively, the “Chosen Courts”), and each of the parties hereby irrevocably consents and submits to the exclusive jurisdiction of such Chosen Courts (and of the appropriate appellate courts therefrom) in any such Proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding in any such Chosen Court or that any such Proceeding brought in any such Chosen Court has been brought in an inconvenient forum. Process in any such Proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Each party hereby

72 irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail or by overnight courier service, postage prepaid, to its address set forth in Section 11.01, such service to become effective upon delivery. Section 11.09. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.09. Section 11.10. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Section 11.11. Entire Agreement. This Agreement (including any exhibits, annexes and schedules hereto), the documents and other agreements among the parties, or any of them, as contemplated by or referred to herein, including the Voting Agreement, Limited Guarantee and the Commitment Letters, and the NDA constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. Section 11.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible. Section 11.13. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its terms, and that monetary damages (subject to the limitations in Section 10.02, Section 10.03 and Section 10.04), even if available, would not be an adequate remedy therefor. Accordingly, the parties hereto agree that the parties shall be

73 entitled to an injunction or injunctions, or any other appropriate form of equitable relief, to prevent or restrain breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, without the necessity of proving that irreparable damage would occur or the inadequacy of money damages as a remedy (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), in addition to any other remedy to which they are entitled at law or in equity. The parties hereto hereby waive any defense, and agree not to assert (or interpose as a defense or in opposition), that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason, that a remedy of monetary damages (including any fee payable pursuant to Section 10.03 and Section 10.04) would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. Notwithstanding the foregoing, it is explicitly agreed that the right of the Company to an injunction, specific performance or other equitable remedies enforcing Parent’s and Merger Sub’s obligations to cause the Equity Financing to be funded and to effect the Closing shall only be available if: (a) all conditions in Section 9.01 and Section 9.02 have been and continue to be satisfied or irrevocably waived (other than conditions that are to be satisfied by actions taken at the Closing, which shall be capable of being satisfied at the Closing and will be satisfied at the Closing), (b) the Debt Financing has been funded or will be funded at the Closing if the Equity Financing is funded, and (c) the Company has irrevocably confirmed in a written notice that (i) the Company is ready, willing and able to consummate the Closing and (ii) all of the conditions set forth in Section 9.01 and Section 9.02 have been satisfied or waived (other than conditions that are to be satisfied by actions taken at the Closing, which shall be capable of being satisfied at the Closing and will be satisfied at the Closing) and that if specific performance is granted and the Equity Financing and the Debt Financing are funded, then the Company would take such actions required of it by this Agreement to cause the Closing to occur. For the avoidance of doubt, the Company shall be entitled to seek (but shall not be entitled to receive) both a grant of specific performance of Parent’s and Merger Sub’s obligations to consummate the Closing hereunder and payment of the Parent Termination Fee. Section 11.14. Financing Sources. Notwithstanding anything in this Agreement to the contrary, each of the parties on behalf of itself and each of its Affiliates hereby: (a) agrees that any legal action (whether in law or in equity, whether in contract or in tort or otherwise), involving the Debt Financing Sources, arising out of or relating to this Agreement, the Debt Financing, the Debt Commitment Letter, the Debt Financing Documents or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York and any appellate court thereof (each such court, the “Subject Courts”) and each party irrevocably submits itself and its property with respect to any such legal action to the exclusive jurisdiction of such Subject Courts and agrees that any such dispute shall be governed by, and construed in accordance with, the Laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except (i) as otherwise set forth in the Debt Financing Documents and (ii) with respect to (x) the interpretation of the definition of Company Material Adverse Effect (and whether or not a Company Material Adverse Effect has occurred), (y) the determination of the accuracy of any representations and warranties and whether as a result of any inaccuracy thereof the Parent or any of its Affiliates has the right to terminate its or their obligations hereunder pursuant to Section 10.01(c)(ii) or decline to consummate the Closing as a result thereof pursuant to Section 9.02(a) and (z) the determination of whether the Closing has been consummated in all material respects in accordance with the terms hereof, which shall in each case be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any other jurisdiction, (b) agrees not to bring or support or permit any of its Affiliates to bring or support any legal action (including any action, cause of action, claim, cross-claim or third party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise), against the Debt Financing Sources in any way arising out of or relating to this Agreement, the Debt Financing, the Debt Commitment Letter, the Debt Financing Documents or any of the transactions contemplated hereby or thereby or the performance of any services

74 thereunder in any forum other than any Subject Court, (c) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such legal action in any such Subject Court, (d) knowingly, intentionally, irrevocably and voluntarily waives to the fullest extent permitted by Applicable Law trial by jury in any legal action brought against the Debt Financing Sources in any way arising out of or relating to this Agreement, the Debt Financing, the Debt Commitment Letter, the Debt Financing Documents or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (e) agrees that none of the Debt Financing Sources will have any liability to any of the Company Related Parties or their respective Affiliates relating to or arising out of this Agreement, the Debt Financing, the Debt Commitment Letter, the Debt Financing Documents or any of the transactions contemplated hereby or thereby or the performance of any services thereunder and that none of the Company Related Parties or any of their respective Affiliates shall bring or support any legal action (including any action, cause of action, claim, cross-claim or third party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise), against any of the Debt Financing Sources relating to or in any way arising out of this Agreement, the Debt Financing, the Debt Commitment Letter, the Debt Financing Documents or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (f) waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any legal action involving any Debt Financing Source or the transactions contemplated hereby, any claim that it is not personally subject to the jurisdiction of the Subject Courts as described herein for any reason, and (g) agrees (i) that the Debt Financing Sources are express third party beneficiaries of, and may enforce, any of the provisions in Section 10.04, Section 11.06 and this Section 11.14 (or the definitions of any terms used in Section 10.04, Section 11.06 and/or this Section 11.14) and (ii) to the extent any amendments, supplements, waivers or other modifications to any provision of Section 10.04, Section 11.06 and/or this Section 11.14 (or, solely as they relate to such Section, the definitions of any terms used in Section 10.04, Section 11.06 and/or this Section 11.14) (and any other provisions of this Agreement to the extent an amendment, supplement, waiver or modification thereof would affect the substance of any of the foregoing) are materially adverse to the Debt Financing Sources, such provisions shall not be amended without the prior written consent of the Debt Financing Sources. Notwithstanding anything contained herein to the contrary, nothing in this Section 11.14 shall in any way affect any party’s or any of their respective Affiliates’ rights and remedies under any binding agreement to which a Debt Financing Source is a party, including the Debt Commitment Letter. [The remainder of this page has been intentionally left blank; the next page is the signature page.]

[Signature Page to Agreement and Plan of Merger] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement. SIMULATIONS PLUS, INC. By: /s/Shawn O’Connor Name: Shawn O’Connor Title: CEO SP EVOLUTION HOLDCO II, LLC By: /s/Charles Mullens Name: Charles Mullens Title: Authorized Signatory SP EVOLUTION BIDCO II, LLC By: /s/Charles Mullens Name: Charles Mullens Title: Authorized Signatory

Exhibit A

77 Exhibit B Certificate of Incorporation of Surviving Corporation

78